                                                  Filed Pursuant to Rule 424B5
                                                  Registration No. 333-73728-01

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 18, 2002

                                  [FLEET LOGO]
                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER
                        FLEET CREDIT CARD FUNDING TRUST
                                   TRANSFEROR

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                    SERVICER

      $637,500,000 CLASS A 2.75% ASSET-BACKED CERTIFICATES, SERIES 2002-C $45,000,000 CLASS B FLOATING RATE ASSET-BACKED CERTIFICATES, SERIES 2002-C

                                                      CLASS A CERTIFICATES          CLASS B CERTIFICATES
                                                      --------------------          --------------------
Certificate rate                                      2.75% annually              One-Month LIBOR
                                                                                  plus 0.40% annually
Interest paid                                         Monthly, beginning          Monthly, beginning
                                                      January 15, 2003            January 15, 2003
Expected final distribution date                      October 17, 2005            October 17, 2005
Legal final maturity                                  April 15, 2008              April 15, 2008
Price to public per certificate                       99.98823%                   100%
Underwriting discount per certificate                 0.225%                      0.275%
Proceeds to transferor per certificate                99.76323%                   99.725%

The total price to public is $682,424,966. The total amount of the underwriting discount is $1,558,125. The total amount of proceeds plus accrued interest and before deduction of expenses is $680,866,841.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS
                    SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association, Fleet Credit Card Funding Trust or any of their affiliates.

CREDIT ENHANCEMENT:

- The Class B certificates will be subordinated to the Class A certificates.

- The trust is also issuing a collateral interest in the amount of $67,500,000. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement and the accompanying prospectus may be used by Fleet Securities, Inc. or another affiliate of Fleet Credit Card Funding Trust in connection with offers and sales of the certificates in market-making transactions.

                    Underwriters of the Class A Certificates
LEHMAN BROTHERS
           CREDIT SUISSE FIRST BOSTON
                       FLEET SECURITIES, INC.
                                  JPMORGAN
                                           MERRILL LYNCH & CO.
                                                  SALOMON SMITH BARNEY

                    Underwriters of the Class B Certificates
LEHMAN BROTHERS                                       CREDIT SUISSE FIRST BOSTON

                               NOVEMBER 19, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series and (b) this prospectus supplement, which describes the specific terms of your series. This prospectus supplement may be used to sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

     This prospectus supplement and the prospectus relate to the offering of Class A certificates and Class B certificates only. The collateral interest is not offered by this prospectus supplement and prospectus.

     IF THE TERMS OF YOUR CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT VARY FROM THE TERMS DESCRIBED IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Terms" beginning on page S-50 in this document and under the caption "Index of Principal Terms" on page 79 in the accompanying prospectus.
                             ----------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary of Terms......................   S-1
  The Trust...........................   S-1
  The Trustee.........................   S-1
  The Bank............................   S-1
  Transferor..........................   S-1
  Servicer............................   S-1
  The Receivables.....................   S-1
  Offered Securities..................   S-1
     Certificates.....................   S-1
     Distribution Dates...............   S-1
     Interest.........................   S-1
     Principal........................   S-2
  The Collateral Interest.............   S-2
  Credit Enhancement..................   S-2
     Subordination of Classes.........   S-2
  The Transferors' Interest...........   S-2
  Allocations.........................   S-3
     Among Series.....................   S-3
     Among Classes....................   S-3
  Application of Collections..........   S-3
     Finance Charge Collections.......   S-3
     Excess Spread and Excess Finance
       Charges........................   S-3
     Principal Collections............   S-4
  Pay Out Events......................   S-4
  Optional Repurchase.................   S-5
  Registration........................   S-5
  Tax Status..........................   S-5
  ERISA Considerations................   S-5
  Certificate Ratings.................   S-5
  Exchange Listing....................   S-5
  Additional Information..............   S-6
Risk Factors..........................   S-7
  Ability To Resell Series 2002-C
     Certificates Not Assured.........   S-7
  Credit Enhancement May Not Be
     Sufficient To Prevent Loss.......   S-7
  Class B Certificates Are
     Subordinated To The Class A
     Certificates; Trust Assets May Be
     Diverted From Class B To Pay
     Class A..........................   S-7
  Ratings Can Be Lowered Or Withdrawn
     After You Purchase Your
     Certificates And The Market Value
     Of Your Certificates May Be
     Reduced..........................   S-8
Introduction..........................   S-9

                                        PAGE
                                        ----
The Bank's Credit Card Activities.....  S-10
  General.............................  S-10
  Finance Charges.....................  S-10
  Delinquency and Loss Experience.....  S-10
  Interchange.........................  S-11
  Litigation..........................  S-12
The Receivables.......................  S-12
Maturity Assumptions..................  S-15
Receivable Yield Considerations.......  S-17
Description of the Certificates.......  S-18
  General.............................  S-18
  Registration of Certificates........  S-20
  Interest Payments...................  S-20
  Principal Payments..................  S-23
  Postponement of Accumulation
     Period...........................  S-25
  Subordination.......................  S-25
  Allocation Percentages..............  S-26
  Reallocation of Cash Flows..........  S-29
  Application of Collections..........  S-31
  Principal Funding Account...........  S-36
  Reserve Account.....................  S-37
  Paired Series.......................  S-38
  Shared Collections of Principal
     Receivables......................  S-38
  Allocation of Investor Default
     Amount...........................  S-39
  Optional Repurchase.................  S-40
  Pay Out Events......................  S-41
  Servicing Compensation and Payment
     of Expenses......................  S-43
Federal Income Tax Consequences.......  S-44
ERISA Considerations..................  S-44
  General.............................  S-44
  Class A Certificates................  S-44
  Class B Certificates................  S-46
  Consultation with Counsel...........  S-47
Underwriting..........................  S-47
Legal Matters.........................  S-49
Index of Principal Terms..............  S-50
ANNEX I: OTHER SERIES ISSUED..........   I-1
ANNEX II: RECEIVABLES IN ADDITIONAL
  ACCOUNTS CONVEYED TO THE TRUSTEE....  II-1

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider in connection with any potential investment in the certificates. To understand all of the terms of the offering of the Series 2002-C certificates, read carefully this entire document and the accompanying prospectus.

THE TRUST

Fleet Credit Card Master Trust II will issue the certificates.

The trust has issued numerous series of certificates, will issue the Series 2002-C certificates and expects to issue additional series. The certificates of each series will represent an ownership interest in the assets of the trust.

THE TRUSTEE

The trustee is Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company). You may obtain information regarding the certificates by telephoning the trustee at (800) 735-7777.

THE BANK

Fleet Bank (RI), National Association is the owner of the revolving credit card accounts. The bank sells the receivables in the accounts to Fleet Credit Card Funding Trust.

The bank is a special purpose credit card bank. Its principal offices are located at 111 Westminster Street, Providence, Rhode Island 02903. The telephone number is (401) 278-5451.

TRANSFEROR

As transferor, Fleet Credit Card Funding Trust purchases the receivables from the bank and transfers the receivables to the trust.

SERVICER

The bank is the servicer. As the servicer, the bank collects payments on the receivables and allocates the collections among the interests in the trust.

THE RECEIVABLES

The primary assets of the trust are receivables in VISA(R) and MasterCard(R)(1) revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of October 31, 2002:
- Principal receivables in the trust: $11,195,951,197.

- Finance charge receivables in the trust: $254,471,963.

- Accounts designated to the trust: 6,928,975.

See "The Receivables" in this prospectus supplement.

OFFERED SECURITIES

  CERTIFICATES

Fleet Credit Card Master Trust II is offering:

- $637,500,000 of Class A certificates; and

- $45,000,000 of Class B certificates.

The Series 2002-C certificates include both Class A and Class B.

Beneficial interests in these certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The transferor expects that the trust will issue the Series 2002-C certificates on November 26, 2002.

  DISTRIBUTION DATES

The first distribution date will be January 15, 2003.

Distribution dates for the Series 2002-C certificates will be the 15th day of each month if the 15th day is a business day. If the 15th is not a business day, the distribution date will be the following business day.

  INTEREST

Interest on the Series 2002-C certificates will be paid on each distribution date.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 735-7777.

------------
(1) VISA(R) and MasterCard(R) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

Class A

The Class A certificates will bear interest at 2.75% per annum.

Class B

The Class B certificates will bear interest at LIBOR as determined each month plus 0.40% per annum.

See "Description of the Certificates--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

  PRINCIPAL

The transferor expects that principal on the Series 2002-C certificates will be distributed on the date noted below; however, principal may, in fact, be distributed earlier or later. You will not be entitled to any premium for early or late payment of principal.

If certain adverse events known as pay out events occur, principal may be distributed earlier than expected.

If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal repayment may be delayed.

Class A

The transferor expects that principal of the Class A certificates will be distributed on the October 2005 distribution date.

Class B

The transferor expects that principal of the Class B certificates will be distributed on the October 2005 distribution date; however, no principal will be paid on the Class B certificates unless the Class A certificates are paid in full.

Accumulation Period

We are scheduled to begin accumulating collections of principal receivables on January 1, 2005 for later distribution to you. The servicer may, however, elect to delay the beginning of the accumulation period to a date not later than September 1, 2005.

See "Description of the Certificates--Principal Payments," and "--Postponement of Accumulation Period" in this prospectus supplement.

Legal Final Maturity

If the Series 2002-C certificates are not paid on their expected final distribution dates, collections of receivables will continue to be used to pay principal on the Series 2002-C certificates until the certificates are paid or until April 15, 2008, whichever occurs first. April 15, 2008 is the legal final maturity date for Series 2002-C.

See "Maturity Assumptions," and "Description of the Certificates--Allocation Percentages," and "--Principal Payments" in this prospectus supplement.

THE COLLATERAL INTEREST

At the same time as the Series 2002-C certificates are issued, the trust will issue an undivided interest in the trust called a collateral interest in the amount of $67,500,000 as part of Series 2002-C. The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest is not offered by this document.

CREDIT ENHANCEMENT

  SUBORDINATION OF CLASSES

The collateral interest and the Class B certificates are subordinated to the Class A certificates.

The collateral interest is also subordinated to the Class B certificates.

See "Description of the Certificates--Reallocation of Cash Flows" and "--Allocation of Investor Default Amount" in this prospectus supplement.

THE TRANSFERORS' INTEREST

The interest in the trust not represented by your series or by any other series is the transferors' interest. The transferors' interest is held by Fleet Credit Card Funding Trust. Fleet Credit Card Funding Trust may sell a portion of the transferors' interest to other investors. If a portion of the transferors' interest is sold to anyone other than the transferor or its affiliates, the interest will be represented by a supplemental certificate. No supplemental certificates are currently outstanding.

The transferors' interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

  AMONG SERIES

Each month the bank, as servicer, will allocate collections received among:

- Series 2002-C;

- other outstanding series; and

- the transferors' interest in the trust.

The amount allocated to your series will generally be determined based upon the ratio of the invested amount of your series to the total amount of principal receivables in the trust and any balances in the trust's excess funding account.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series.

The invested amount is the primary basis for allocations to your series. The invested amount is the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount.

At the time of issuance of the Series 2002-C certificates, the invested amount for Series 2002-C will be $750,000,000.

  AMONG CLASSES

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class and the invested amount of the collateral interest. Initially the invested amount of each class will be equal to the original principal amount of that class and the initial invested amount of the collateral interest will be equal to the original principal amount of the collateral interest.

See "Description of the Certificates--Allocation Percentages" in this prospectus supplement.

The invested amount of a series or a class will decline as a result of the accumulation of principal collections in the principal funding account or principal payments. The invested amount also may decline if collections of receivables allocated to your series are not sufficient to make certain required payments and to cover your series share of principal receivables that are written off as uncollectible. If the invested amount of your series or class declines for this reason, there may be a reduction in amounts allocated and available for payment to you.

For a description of the events which may lead to these reductions, see "Description of the Certificates--Reallocation of Cash Flows" and "--Allocation of Investor Default Amount" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS

- Collections of finance charge receivables and certain other amounts allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of principal receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

- Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

- Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if the bank or the trustee is no longer the servicer. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

See "Description of the Certificates--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

  EXCESS SPREAD AND EXCESS FINANCE CHARGES

Each month the excess spread and excess finance charges will be used in the following order of priority:

- first to make up deficiencies for Class A,

- then to make up deficiencies for Class B, including covering Class B's portion of principal receivables written off as uncollectible,

- then to pay interest on the collateral interest at the collateral minimum interest rate,

- then to pay the collateral interest's portion of the servicing fee, or, if the bank or the trustee is no longer the servicer, then to pay any portion of the collateral interest's servicing fee not paid as described above under "--Finance Charge Collections,"

- then to cover the collateral interest's portion of principal receivables that are written off as uncollectible,

- then to reimburse any previous reductions in the collateral invested amount,

- then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls for Class A, and

- finally to make payments to the holder of the collateral interest.

See "Description of the Certificates--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

So long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series, will be applied each month as follows:

- First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates which were not made from finance charge collections, excess spread or excess finance charges.

- During the revolving period, no principal will be paid to you or accumulated in a trust account.

- During the accumulation period, principal collections allocated or available to the Class A certificates and the Class B certificates will be deposited in the principal funding account, up to a controlled deposit amount, for payment first to the Class A certificateholders and then to the Class B certificateholders on the expected final distribution date.

- Upon payment in full of the Class A certificates and the Class B certificates, principal collections allocated or available to the collateral interest, up to the collateral invested amount, will be paid to the collateral interest holder.

- Any remaining principal collections will be first made available to other series and then paid to the holders of the transferors' interest or deposited in the excess funding account.

If a pay out event occurs, the rapid amortization period will begin and all of the principal collections allocated or available to the Class A certificates and the Class B certificates, except amounts required to be reallocated, will be applied each month to pay principal on your series. Class A will be paid first, and then Class B.

See "Description of the Certificates--Principal Payments," "--Application of Collections" and "--Shared Collections of Principal Receivables" in this prospectus supplement.

PAY OUT EVENTS

Pay out events are adverse events that result in the end of the revolving period or the accumulation period and the beginning of a rapid amortization period.

The following are pay out events for your series:

- the transferor fails to make required payments, fails to make required deposits, or violates other covenants and agreements;

- the representations and warranties of the transferor are materially incorrect;

- the transferor does not transfer additional assets to the trust when required;

- the percentage obtained from your series' allocation of the yield on the trust portfolio and investment earnings from the principal funding account and withdrawals from the reserve account, after taking into account the amount of the principal receivables that are written off as uncollectible allocated to Series 2002-C, averaged over any three consecutive months is less than the weighted average interest rate for Series 2002-C, calculated by taking into account the interest rate for Class A, Class B and the collateral minimum interest rate, plus the servicing fee rate for Series 2002-C averaged over the same three months;

- certain defaults of the servicer; or

- the Class A certificates, the Class B certificates or the collateral interest are not paid in full on their expected final distribution date.

The following are pay out events for the trust:

- the occurrence of certain events of insolvency or receivership relating to the bank or any additional account owner or the transferor or any additional transferor;

- the transferor is unable to transfer receivables to the trust as required under the pooling and servicing agreement or the bank is unable to transfer receivables to the transferor as required under the receivables purchase agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Description of the Certificates--Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Trust Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The transferor has the option to repurchase your certificates when the investor amount for your series has been reduced to 5% or less of the initial invested amount.

See "Description of the Certificates--Optional Repurchase" in this prospectus supplement and "Risk Factors--If Optional Repurchase Occurs, It May Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The Series 2002-C certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest.

See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe.

See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank and the transferor, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 2002-C certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization.

See "Risk Factors--Ratings Can Be Lowered or Withdrawn After You Purchase Your Certificates And The Market Value Of Your Certificates May Be Reduced" in this prospectus supplement.

EXCHANGE LISTING

We will apply to list the Class A certificates and the Class B certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Series 2002-C certificates are listed on the Luxembourg Stock Exchange.

ADDITIONAL INFORMATION

For more information, you can call (215) 444-6800 and direct your inquiries to the Fleet Credit Card Securitization Department.

                                  RISK FACTORS

     In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies generally to all series, including yours. The information in this section applies more specifically to your series.

     You should consider the risk factors discussed under the caption "Risk Factors" in the prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 2002-C certificates.

ABILITY TO RESELL SERIES 2002-C             If you purchase Series 2002-C certificates, you may not
CERTIFICATES NOT ASSURED                    be able to sell them. There is currently no secondary
                                            market for the certificates. A secondary market for your
                                            certificates may not develop. If a secondary market does
                                            develop, it may not continue or it may not provide
                                            sufficient liquidity to allow you to resell all or a
                                            part of your certificates if you want to do so. The
                                            underwriters of the Class A certificates and the
                                            underwriters of the Class B certificates may assist in
                                            resales of the certificates, but they are not required
                                            to do so.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement provided for your series of
TO PREVENT LOSS                             certificates is limited. The only sources of payment for
                                            your certificates are the assets of the trust allocated
                                            to your series. If problems develop with the
                                            receivables, such as an increase in losses on the
                                            receivables or if there are problems in the collection
                                            and transfer of the receivables to the trust, it is
                                            possible that you may not receive the full amount of
                                            interest and principal that you would otherwise receive.

                                            See "Description of the Certificates--Subordination,"
                                            "--Allocation Percentages," "--Reallocation of Cash
                                            Flows" and "--Allocation of Investor Default Amount" in
                                            this prospectus supplement.

CLASS B CERTIFICATES ARE SUBORDINATED TO    If you purchase a Class B certificate, your right to
THE CLASS A CERTIFICATES; TRUST ASSETS MAY  receive principal payments is subordinated to the
BE DIVERTED FROM CLASS B TO PAY CLASS A     payment in full of the Class A certificates. No
                                            principal will be paid to you until the full amount of
                                            principal has been paid on the Class A certificates.

                                            In addition, if Class A's share of collections of
                                            finance charge receivables and certain other amounts
                                            allocated to Series 2002-C, excess spread, excess
                                            finance charges and the collateral interest's share of
                                            principal collections are not sufficient to make all
                                            required payments for the Class A certificates,
                                            collections of principal receivables allocated to Class
                                            B may be diverted to Class A. If this occurs, the Class
                                            B invested amount and future allocations to Class B
                                            would be reduced.

                                            Also, if Class A's share of losses on principal
                                            receivables exceeds the collections and credit
                                            enhancement available to cover those losses, and the
                                            collateral invested amount is reduced to zero, the Class
                                            B invested amount will be reduced to avoid reducing the
                                            Class A invested amount. If this occurs, the Class B
                                            invested amount and future allocations to Class B would
                                            be reduced.

                                            As a result of the subordination, you may receive
                                            payments of interest or principal later than you expect
                                            or you may not receive the full amount of expected
                                            principal and interest.

RATINGS CAN BE LOWERED OR WITHDRAWN AFTER   The ratings assigned to the Series 2002-C certificates
YOU PURCHASE YOUR CERTIFICATES AND THE      are based upon many factors, including the credit
MARKET VALUE OF YOUR CERTIFICATES MAY BE    quality of the receivables and the amount of credit
REDUCED                                     enhancement provided. The ratings are not a
                                            recommendation to purchase, hold or sell any of the
                                            Series 2002-C certificates. The ratings also are not
                                            intended and should not be relied upon to determine the
                                            marketability of the Series 2002-C certificates, the
                                            market value of the Series 2002-C certificates or
                                            whether the Series 2002-C certificates are a suitable
                                            investment for you.

                                            Any rating agency may lower its rating or withdraw its
                                            rating entirely if, in the sole judgment of the rating
                                            agency, the credit quality of the certificates has
                                            declined or is in question. If any rating assigned to
                                            your certificates is lowered or withdrawn, the market
                                            value of your certificates may be reduced.

                                  INTRODUCTION

     The following provisions of this prospectus supplement contain more detailed information concerning the asset-backed certificates offered hereby. The certificates will be issued by Fleet Credit Card Master Trust II (the "TRUST") pursuant to the terms of a Pooling and Servicing Agreement dated as of December 1, 1993. The Pooling and Servicing Agreement has been amended numerous times and was most recently amended and restated as of January 1, 2002 and was further amended by Amendment Number 1 dated as of April 1, 2002. The Pooling and Servicing Agreement, as amended from time to time, is in this prospectus supplement called the "MASTER POOLING AND SERVICING AGREEMENT." The Master Pooling and Servicing Agreement is among Fleet Credit Card Funding Trust ("FCCF"), as transferor, Fleet Bank (RI), National Association (the "BANK"), as servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

     In addition to its role as servicer, the bank is the owner of credit card accounts including those designated to the trust. Pursuant to a receivables purchase agreement dated as of January 1, 2002 and amended as of April 1, 2002 between the bank and FCCF (the "RECEIVABLES PURCHASE AGREEMENT"), the receivables in designated accounts are sold by the bank to FCCF. FCCF, as transferor, then transfers the receivables to the trustee under the Master Pooling and Servicing Agreement.

     Prior to January 1, 2002 (the "SUBSTITUTION DATE") the bank sold receivables from the designated accounts directly to the trustee. As of January 1, 2002, FCCF was substituted as the direct transferor to the trust and the bank sells the receivables to FCCF under the Receivables Purchase Agreement described above.

     FCCF, in its capacity as transferor under the Master Pooling and Servicing Agreement and the series supplement, is referred to as the transferor. The bank in its capacity as servicer, is referred to as the servicer. The term "TRANSFEROR" refers to FCCF and also includes the entities which were the sellers under the Master Pooling and Servicing Agreement to the trust prior to the substitution date and includes any additional transferors as described under the caption "Description of the Certificates -- The Base Certificate; Additional Transferors" in the accompanying prospectus. The term "SERVICER" refers to the bank and also refers to any successor to the bank, as servicer.

     The bank is an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation ("FLEET"). Fleet is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation. Prior to the merger of Fleet Financial Group, Inc. and the BankBoston Corporation, the bank was an indirect wholly-owned subsidiary of Fleet Financial Group, Inc. See "The Bank and FleetBoston Financial Corporation" in the accompanying prospectus.

     FCCF is a Delaware statutory trust. FCCF was formed as a limited liability company under the laws of the state of Delaware on November 15, 2001 and converted to a statutory trust under Delaware law on March 28, 2002. FCCF is an indirect subsidiary of the bank. FCCF's address is 300 North Wakefield Drive, Suite DE EH 60002 P, Newark, Delaware 19702 and the telephone number is (302) 266-5004.

     The trust will issue $637,500,000 of its Class A 2.75% Asset-Backed Certificates, Series 2002-C (the "CLASS A CERTIFICATES") and $45,000,000 of its Class B Floating Rate Asset-Backed Certificates, Series 2002-C (the "CLASS B CERTIFICATES"). There will also be created, as part of Series 2002-C, a third class of interests in the trust which shall be in the amount of $67,500,000 and be known as the Collateral Interest, Series 2002-C ("COLLATERAL INTEREST").

     The Class A Certificates and the Class B Certificates are, collectively, the "SERIES 2002-C CERTIFICATES." The registered holders of the Class A Certificates are referred to as the "CLASS A CERTIFICATEHOLDERS." The registered holders of the Class B Certificates are referred to as the "CLASS B CERTIFICATEHOLDERS." The registered holder of the Collateral Interest is the "COLLATERAL INTEREST HOLDER." The Class A Certificateholders and the Class B Certificateholders, together with the Collateral Interest Holder are, collectively, the "SERIES 2002-C HOLDERS." The Series 2002-C Certificates and the Collateral Interest are, collectively, the "SERIES 2002-C INTERESTS." The series in which the Series 2002-C Interests are issued is known as "SERIES 2002-C." The closing date on which the Series 2002-C Interests will be issued is expected to be November 26, 2002.

     The Series 2002-C Interests will be issued pursuant to the Master Pooling and Servicing Agreement and a series supplement designated as the Series 2002-C Supplement. The Master Pooling and Servicing Agreement together with the series supplement is, in this prospectus supplement, the "POOLING AND SERVICING AGREEMENT."

     Series 2002-C will be the thirty-second series issued by the trust. Of these series, sixteen, including Series 2002-C, will be outstanding on the closing date and each of those sixteen series will be included in the group of series issued by the trust from time to time and designated as Group One. See Annex I. Annex I is hereby incorporated into this prospectus supplement by reference. Additional series are expected to be issued from time to time by the trust.

     The certificates offered by this prospectus supplement and the accompanying prospectus are investment grade asset-backed securities within the meaning of the Securities Act of 1933, as amended, and the rules promulgated under it.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The bank owns a portfolio of credit card accounts consisting of accounts originated by the bank or acquired from other entities. The portfolio of credit card accounts owned by the bank, as it exists from time to time, including additional accounts originated or acquired in the future, is the "FLEET CREDIT CARD PORTFOLIO." The accounts which have been designated to the trust are included in the Fleet Credit Card Portfolio, however, the Fleet Credit Card Portfolio also includes other accounts which have not been designated to the trust.

     The initial accounts were designated to the trust in 1993 by a predecessor transferor to the trust. Since the initial designation, additional accounts have been designated for inclusion in the trust from time to time as set forth in Annex II. Annex II is hereby incorporated into this prospectus supplement by reference.

     The bank is a member of VISA U.S.A., Inc. and MasterCard International Inc.

FINANCE CHARGES

     Some accounts have floating rate finance charges set at a rate above the London interbank offered rate or at a rate above the prime rate. Other accounts have finance charges set at rates established from time to time by the bank. For more information, see "The Bank's Credit Card Activities--Billing and Payments" in the accompanying prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables show the delinquency and loss experience for the Fleet Credit Card Portfolio.

     The trust portfolio is made up of the accounts which have been designated to the trust and the receivables in these accounts as of any date of determination. The accounts designated to the trust must be Eligible Accounts. See "Description of the Certificates--Representations, Warranties and Covenants" and "--Addition of Accounts" in the accompanying prospectus. See also "The Receivables" in this prospectus supplement.

     The trust portfolio is only a portion of the Fleet Credit Card Portfolio; therefore, actual delinquency and loss experience for the receivables in the trust may be different from that shown in the following tables which include information for the entire Fleet Credit Card Portfolio.

     There can be no assurance that the delinquency and loss experience for the receivables in the trust will be similar to the historical experience shown in the following tables.

                             DELINQUENCY EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                            AS OF                   AS OF DECEMBER 31,
                                        SEPTEMBER 30,    -----------------------------------------
                                            2002            2001           2000           1999
                                        -------------    -----------    -----------    -----------
Receivables Outstanding(1)(2).........   $15,629,064     $15,414,076    $14,685,814    $14,278,212
Receivables Contractually Delinquent
  as a Percentage of Receivables
  Outstanding(1):
  30-59 days..........................         1.24%           1.25%          1.52%          1.44%
  60-89 days..........................         0.91%           0.96%          1.13%          1.09%
  90 or more days.....................         1.71%           1.86%          2.40%          2.35%
                                         -----------     -----------    -----------    -----------
Total.................................         3.86%           4.07%          5.05%          4.88%
                                         ===========     ===========    ===========    ===========

------------
(1) Receivables Outstanding and Receivables Contractually Delinquent as a Percentage of Receivables Outstanding related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                LOSS EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                         NINE MONTHS
                                            ENDED                 YEAR ENDED DECEMBER 31,
                                        SEPTEMBER 30,    -----------------------------------------
                                            2002            2001           2000           1999
                                        -------------    -----------    -----------    -----------
Average Receivables
  Outstanding(1)(2)...................   $14,981,118     $14,415,785    $14,199,216    $13,065,414
Gross Losses(1)(3)....................   $   665,519     $   927,801    $   863,922    $   967,611
Recoveries(1).........................   $    46,670     $    74,586    $    74,400    $    75,883
Net Losses............................   $   618,849     $   853,215    $   789,522    $   891,728
Net Losses as a Percentage of Average
  Receivables Outstanding.............       5.51%(4)          5.92%          5.56%          6.83%

------------
(1) Average Receivables Outstanding, Gross Losses and Recoveries related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Gross Losses are presented net of adjustments made pursuant to the bank's normal servicing procedures and do not include accrued finance charges and fees on accounts charged-off.

(4) Annualized.

INTERCHANGE

     Each month the bank sells to FCCF, under the Receivables Purchase Agreement, interchange allocated to the accounts designated to the trust. See the "Receivables Purchase Agreement" in the accompanying prospectus. Under the Master Pooling and Servicing Agreement and the Series 2002-C Supplement, the transferor is required prior to the distribution date each month to transfer to the trust for

Series 2002-C a portion of the allocated interchange equal to one-twelfth of 1.25% of the outstanding balance of the principal receivables allocable to Series 2002-C at the end of the preceding month.

LITIGATION

     On January 22, 1999, Fleet Financial Group, Inc. (the predecessor to FleetBoston Financial Corporation), Fleet National Bank, Fleet Bank (RI), National Association, Fleet Credit Card Services, L.P. and Fleet Credit Card Holdings, Inc. brought suit against Advanta Corp., and certain of its subsidiaries. The action arose out of a February 1998 transaction in which Fleet Financial Group, Inc. and the predecessor in interest to Fleet Credit Card Services, L.P., acquired most of the consumer credit card business of Advanta National Bank. The Advanta entities answered the Fleet entities' complaint, denying the principal allegations and asserting a variety of counterclaims. Since then, the court has granted three motions for partial summary judgement in favor of the Fleet entities, but several claims remain to be resolved. Trial of the remaining claims commenced in November 2001 and concluded in December 2001. Thereafter, the parties submitted post-trial memoranda and presented closing arguments, but the court has not yet issued its decision. Due to the nature of the Advanta entities' pleadings and the general unpredictability of the litigation process, it is impossible, at this time, to predict the ultimate outcome of the litigation. However, Fleet does not expect the resolution of this action to have a material adverse impact on its business.

                                THE RECEIVABLES

     The receivables in the initial accounts designated to the trust were conveyed to the trust on December 3, 1993. Since that date, accounts have been added to the trust from time to time as set forth in Annex II.

     Prior to the substitution date, on each account addition, the bank selected accounts, designated the accounts to the trust and transferred the receivables in the accounts to the trustee. On and after the substitution date, on each account addition, FCCF requests that the bank designate accounts under the Receivables Purchase Agreement. The bank selects and designates accounts and sells the receivables in the designated account to FCCF. Under the Master Pooling and Servicing Agreement, FCCF designates the accounts to the trust and transfers the receivables in the accounts to the trustee. In each case, the bank has broad discretion in selecting accounts that will be designated as additional accounts; however, each additional account must, as of the relevant cut-off date for that account, qualify as an Eligible Account. In order to be an Eligible Account, each account must on the relevant cut-off date, among other things, be in existence and maintained by the bank, or an additional account owner, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under limited circumstances, not be an account the credit card or cards for which have been reported as having been lost or stolen. See "Description of the Certificates--Representations, Warranties and Covenants" in the accompanying prospectus.

     Cardholders whose accounts are included in the Fleet Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. As noted above, Eligible Accounts must, as of the relevant cut-off date, have a billing address in the United States, its territories or possessions or a military address. As of October 31, 2002, 99.9% of the accounts designated to the trust and 99.9% of the receivables in the trust had billing addresses in one of the 50 states or the District of Columbia.

     Pursuant to the Pooling and Servicing Agreement, the transferor may be obligated to designate additional accounts to the trust and to convey all receivables of these additional accounts to the trustee. Also, the transferor may in its discretion, from time to time, designate additional accounts to the trust. In such case, the transferor will request the bank to select and designate additional accounts and the bank will do so under the Receivables Purchase Agreement. All of the receivables in the designated accounts are conveyed to FCCF and FCCF conveys the receivables to the trustee whether these receivables are then existing or are subsequently created. See "Description of the Certificates--General" and "--Addition of Accounts" in the accompanying prospectus. As of the relevant cut-off date and on the date any new receivables are created, the bank and the transferor represent and warrant that the receivables in the accounts are Eligible Receivables. See "Description of Certificates--Representations, Warranties and Covenants" in the accompanying prospectus.

     As of the date of this prospectus supplement, the accounts from which the receivables in the trust arise are the existing VISA and MasterCard accounts. However, any new accounts designated to the trust are not required to be VISA and MasterCard accounts.

     The receivables in the trust including receivables in additional accounts, which have been or are expected to be designated to the trust during the period from October 31, 2002 through the date of issuance of the Series 2002-C Certificates totaled $12,312,218,694 in 7,226,938 accounts as of October 31, 2002. The accounts had an average credit limit of $8,704. The percentage of the aggregate total receivables balance to the aggregate total credit limit was 19.6%. The average age of the accounts designated to the trust was approximately
51.7 months.

     The receivables balance in the trust as of October 31, 2002 totaled (not including receivables to be added to the trust thereafter) $11,450,423,160. The receivables balance in the trust as of November 14, 2002 totaled
$11,375,212,545. As of November 14, 2002 the balance of receivables in the trust which were 30 days or more contractually delinquent was $492,249,851.

     The following tables summarize the trust portfolio, by various criteria as of the close of business on October 31, 2002 including receivables in additional accounts, which have been or are expected to be designated to the trust during the period from October 31, 2002 through the date of issuance of the Series 2002-C Certificates. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
ACCOUNT BALANCE RANGE                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------------                      ---------    ----------    ---------------    -----------
Credit balance...........................    105,871        1.5%      $   (11,289,634)       (0.1)%
$0.00....................................  3,341,231       46.2                     0         0.0
$0.01 to $1,000.00.......................  1,291,935       17.9           440,999,192         3.6
$1,000.01 to $2,500.00...................    717,396        9.9         1,220,188,254         9.9
$2,500.01 to $5,000.00...................    836,215       11.6         3,073,449,767        25.0
$5,000.01 to $7,500.00...................    476,449        6.6         2,922,574,961        23.7
Over $7,500.00...........................    457,841        6.3         4,666,296,154        37.9
                                           ---------      -----       ---------------       -----
Total....................................  7,226,938      100.0%      $12,312,218,694       100.0%
                                           =========      =====       ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
CREDIT LIMIT                               ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
------------                               ---------    ----------    ---------------    -----------
$0.00 to $2,500.00.......................    583,083        8.1%      $   299,010,485         2.4%
$2,500.01 to 3,500.00....................    294,156        4.1           351,317,293         2.9
$3,500.01 to 5,000.00....................    805,324       11.1         1,050,625,130         8.6
$5,000.01 to 7,500.00....................  1,273,142       17.6         1,944,412,492        15.8
$7,500.01 to 10,000.00...................  1,644,445       22.7         2,491,435,322        20.2
$10,000.01 to 12,500.00..................  1,249,465       17.3         2,244,152,953        18.2
Over $12,500.00..........................  1,377,323       19.1         3,931,265,019        31.9
                                           ---------      -----       ---------------       -----
Total....................................  7,226,938      100.0%      $12,312,218,694       100.0%
                                           =========      =====       ===============       =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
PERIOD OF DELINQUENCY                      NUMBER OF    NUMBER OF                         OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)            ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
-------------------------------            ---------    ----------    ---------------    -----------
Not Delinquent...........................  7,045,401       97.5%      $11,446,806,234        93.0%
1 to 29 days.............................     93,405        1.3           389,023,878         3.1
30 to 59 days............................     28,554        0.4           144,123,037         1.2
60 to 89 days............................     20,979        0.3           115,064,424         0.9
90 to 119 days...........................     15,674        0.2            86,429,104         0.7
120 to 149 days..........................     12,196        0.2            68,631,070         0.6
150 or more days.........................     10,729        0.1            62,140,947         0.5
                                           ---------      -----       ---------------       -----
Total....................................  7,226,938      100.0%      $12,312,218,694       100.0%
                                           =========      =====       ===============       =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
ACCOUNT AGE                                ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
-----------                                ---------    ----------    ---------------    -----------
Not more than 6 Months...................    362,060        5.0%      $ 1,058,614,296         8.6%
Over 6 to 12 Months......................    800,809       11.1         1,771,907,144        14.4
Over 12 to 24 Months.....................  1,405,565       19.4         2,377,654,940        19.3
Over 24 to 36 Months.....................  1,073,583       14.9         1,735,175,380        14.1
Over 36 to 48 Months.....................    851,312       11.8         1,348,074,985        10.9
Over 48 to 60 Months.....................    835,663       11.5           920,878,917         7.5
Over 60 to 84 Months.....................    603,461        8.4           993,751,241         8.1
Over 84 Months...........................  1,294,485       17.9         2,106,161,791        17.1
                                           ---------      -----       ---------------       -----
Total....................................  7,226,938      100.0%      $12,312,218,694       100.0%
                                           =========      =====       ===============       =====

                              COMPOSITION BY STATE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
STATE                                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
-----                                      ---------    ----------    ---------------    -----------
California...............................    816,766       11.3%      $ 1,278,264,852        10.4%
New York.................................    672,019        9.3         1,041,801,770         8.5
Texas....................................    432,205        6.0           818,174,989         6.7
Florida..................................    442,330        6.1           791,826,341         6.4
Massachusetts............................    394,967        5.5           596,886,129         4.8
Pennsylvania.............................    337,470        4.7           543,312,706         4.4
New Jersey...............................    354,099        4.9           522,527,307         4.2
Ohio.....................................    260,968        3.6           474,122,734         3.9
Illinois.................................    276,274        3.8           447,127,884         3.6
Michigan.................................    219,566        3.0           395,826,933         3.2
All Others(1)............................  3,020,274       41.8         5,402,347,049        43.9
                                           ---------      -----       ---------------       -----
Total....................................  7,226,938      100.0%      $12,312,218,694       100.0%
                                           =========      =====       ===============       =====

------------
(1) No state or other jurisdiction in this category represented more than 3% of the total number of accounts or more than 3% of the receivables.

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that, unless a Pay Out Event occurs, the Class A Certificateholders will not receive payments of principal until the October 2005 distribution date (the "CLASS A EXPECTED FINAL DISTRIBUTION DATE"). The transferor expects that the full principal amount of the Class A Certificates will be paid on the Class A Expected Final Distribution Date. However, if a Pay Out Event occurs, principal payments may begin prior to that date.

     The Pooling and Servicing Agreement also provides that the Class B Certificateholders will not receive payments of principal until the October 2005 distribution date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"). The transferor expects that the full principal amount of the Class B Certificates will be paid on the Class B Expected Final Distribution Date. However, if a Pay Out Event occurs, principal payments may begin prior to that date.

     No principal payments will be made to the Class B Certificateholders unless the Class A Investor Amount is paid in full.

     Series 2002-C will have a period of time called the "ACCUMULATION PERIOD" when monthly deposits are made into the principal funding account. During the accumulation period, amounts deposited in the principal funding account will accumulate in an amount calculated to be sufficient to pay the Class A Certificates on the Class A Expected Final Distribution Date and to pay the Class B Certificates on the Class B Expected Final Distribution Date. Unless and until a Pay Out Event occurs, on each distribution date for the accumulation period, prior to the date on which the Class A Investor Amount and Class B Investor Amount are paid in full, monthly deposits of principal will be made into the principal funding account in an amount equal to the least of:

          (a) Available Investor Principal Collections;

          (b) the sum of:

             (1) the Controlled Accumulation Amount for that distribution date;
                 and

             (2) any Deficit Controlled Accumulation Amount for the immediately preceding distribution date; or

          (c) the Class A Invested Amount and Class B Invested Amount.

     It is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the Class A Expected Final Distribution Date and that a single principal payment will also be made to Class B Certificateholders in an amount equal to the Class B Investor Amount on the Class B Expected Final Distribution Date. However, payment rates vary and we cannot assure you that Available Investor Principal Collections will always be sufficient to make required payments to the principal funding account or to make payments on your certificates when you expect.

     On the other hand, the occurrence of a Pay Out Event may result in principal being paid to you earlier than expected.

     Pay Out Events which apply to all series are described in the accompanying prospectus. See "Description of the Certificates--Trust Pay Out Events" in the accompanying Prospectus.

     Series Pay Out Events for Series 2002-C are described in this prospectus supplement under the caption "Description of the Certificates--Pay Out Events."

     There can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates--Pay Out Events" in this Prospectus Supplement.

     Upon the occurrence of a Pay Out Event which applies to Series 2002-C or to all series, a "RAPID AMORTIZATION PERIOD" will begin. The rapid amortization period means the period beginning with the occurrence of a Pay Out Event and ending on the earlier of:

          (a) the payment in full of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount; and

          (b) the Series 2002-C Termination Date.

     During the rapid amortization period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal. The monthly payments will be equal to the Available Investor Principal Collections received by the trust during the related monthly period, plus the principal amount on deposit in the principal funding account, until the Class A Investor Amount or Class B Investor Amount, as applicable, is paid in full.

     Allocations of collections of principal receivables will be made to Series 2002-C based on the Principal Allocation Percentage. See "Description of the Certificates--Allocation Percentages" in this Prospectus Supplement.

     The following table shows the highest and lowest cardholder monthly payment rates and the average of the cardholder monthly payment rates for the Fleet Credit Card Portfolio. The rates are calculated as a percentage of the total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of principal receivables and finance charge receivables on the accounts.

                             MONTHLY PAYMENT RATES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                                         NINE MONTHS
                                                            ENDED        YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,    -----------------------
                                                            2002         2001     2000     1999
                                                        -------------    -----    -----    -----
Lowest................................................      12.17%       11.17%   11.12%   11.20%
Highest...............................................      14.79%       13.40%   12.93%   13.64%
Monthly Average.......................................      13.46%       12.59%   12.07%   12.06%

------------
(1) Payments related to the credit card portfolio acquired by Fleet as a result of a merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

     The amount of collections on receivables from the trust may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of principal receivables from the trust portfolio, and thus the rate at which you can expect to accumulate or receive payments of principal on your certificates during the accumulation period or the rapid amortization period, will be similar to the historical experience set forth above. In addition, the ability to pay the Class A Investor Amount or the Class B Investor Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections.

     Since the trust, as a master trust, may issue additional series from time to time, there can be no assurance that the issuance of additional series or the terms of any additional series might not have an impact on the timing of payments made to you. Further, if a Pay Out Event occurs, the average life and maturity of the Series 2002-C Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table provides yield information for the nine months ended September 30, 2002 and each of the years ended December 31, 2001, 2000 and 1999.

     The historical yield figures in the table are calculated on an accrual basis. Collections on the receivables in the trust will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the receivables in the trust, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the receivables in the trust, the percentage of cardholders who pay their balances in full each month and do not incur finance charges and any restrictions which may be imposed by future legislation or regulations. There can be no assurance that the revenue from finance charges and fees for the receivables in the trust will be similar to the historical experience set forth below. See "Risk Factors" in the accompanying Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                          FLEET CREDIT CARD PORTFOLIO

                                                        NINE MONTHS
                                                           ENDED        YEAR ENDED DECEMBER 31,
                                                       SEPTEMBER 30,   --------------------------
                                                           2002         2001      2000      1999
                                                       -------------   ------    ------    ------
Average Monthly Accrued Finance Charges and
  Fees(1)(2).........................................     $38.62       $41.54    $44.17    $42.44
Average Account Balance(1)(3)........................     $3,065       $2,974    $2,882    $2,699
Yield From Finance Charges and Fees
  (Annualized)(2)....................................      15.12%       16.76%    18.39%    18.87%

------------
(1) Finance charges, fees and account balances related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Finance charges and fees are comprised of periodic finance charges, fees and revenue attributed to interchange. Average Monthly Accrued Finance Charges and Fees and Yield From Finance Charges and Fees are presented net of adjustments made pursuant to normal servicing procedures, including the removal of incorrect or disputed finance charges and fees and the reversal of finance charges and fees on charged-off accounts.

(3) Average Account Balance includes net purchases, cash advances, balance transfers, and billed and unpaid finance charges and fees, and is calculated on the average of the monthly account balances for accounts with balances during the periods presented.

     The yields shown in the above table are comprised of three components: finance charges, fees and revenue attributed to interchange. The yield related to fees varies with the type and volume of activity in, and the balance of, each account.

     The decrease in the Yield From Finance Charges and Fees shown in the above table for the year ended December 31, 2001 and for the nine months ended September 30, 2002 compared to the year ended December 31, 2000 reflects a general decrease in interest rates. In addition, the decrease for the nine month period ended September 30, 2002 is, in part, due to the origination of a substantial volume of new accounts in the fourth quarter of 2001 and the first nine months of 2002. Many of the new accounts are still in their introductory period with low initial yields.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary, together with information contained elsewhere in this Prospectus Supplement and the Prospectus, describes the material terms of the certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Series 2002-C Certificates and the Collateral Interest will represent undivided interests in the assets of the Fleet Credit Card Master Trust II. See "--Allocation Percentages" in this prospectus supplement. The rights represented by the Series 2002-C Certificates and the Collateral Interest include the right to a percentage of the collections of the receivables in the trust. The percentage used to allocate collections to Series 2002-C is the "SERIES PERCENTAGE." When allocating finance charge receivables and defaulted receivables, the Series Percentage is the Floating Allocation Percentage. When allocating principal receivables, the Series Percentage is the Principal Allocation Percentage.

     For any monthly period, the portion of the principal receivables and any amounts in the excess funding account represented by the Series 2002-C Certificates and the Collateral Interest will be equal to:

     - $750,000,000, which will be the "INITIAL INVESTED AMOUNT" of the certificates and the Collateral Interest on the date of issuance of Series 2002-C; minus

     - the principal amount on deposit in the principal funding account; minus

     - the amount of principal payments paid to the certificateholders and the Collateral Interest Holder; and minus

     - any unreimbursed reductions in the Invested Amount.

See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this prospectus supplement.

     Each Series 2002-C Certificate represents the right to receive monthly payments of interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from:

     - collections of finance charge receivables;

     - amounts withdrawn from the reserve account; provided, that amounts withdrawn from the reserve account will be available only to the Class A Certificates; and

     - reallocated principal collections.

     The Series 2002-C Certificates also represent the right to deposits or payments of principal during the accumulation period or the rapid amortization period. Deposits to the principal funding account to be used to pay principal on the Class A Certificates and the Class B Certificates or amounts otherwise used to pay principal on the Class A Certificates or the Class B Certificates will be funded from Available Investor Principal Collections. During the accumulation period, Available Investor Principal Collections will include collections of principal receivables otherwise allocable to other series, but which are not needed by the other series.

     The transferor holds the interest in the principal receivables and the amounts in the excess funding account not represented by the Series 2002-C Certificates, the Collateral Interest or the certificates and uncertificated interests represented by other series. The interest held by the transferor is the "TRANSFERORS' INTEREST." The transferors' interest includes an undivided interest in the assets of the trust including the right to a percentage of collections of receivables. The transferor percentage of receivables is 100% minus both the Series Percentage for Series 2002-C and the series percentages for all other series.

     During the Revolving Period, the Invested Amount will remain constant except in limited circumstances. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this prospectus supplement. The amount of principal receivables, however, will vary each day as new principal receivables are created and others are paid. The "TRANSFEROR AMOUNT," being the amount of principal receivables and amounts in the excess funding account not represented by the investor certificates of any series, will fluctuate daily to reflect the changes in the amount of the principal receivables. During the accumulation period or the rapid amortization period, the Invested Amount will decline for each monthly period as cardholder payments of principal receivables are collected and deposited in the principal funding account or paid to the certificateholders or the Collateral Interest Holder.

     The interest of the certificateholders in the trust will terminate following the "SERIES 2002-C TERMINATION DATE," which is the earliest of:

     - the day after the distribution date on which the Investor Amount is paid in full;

     - the April 2008 distribution date; and

     - the termination of the trust.

All principal and interest on your certificates will be due and payable no later than the Series 2002-C Termination Date. See "Description of the
Certificates--Final Payment of Principal and Interest; Termination" in the accompanying prospectus.

REGISTRATION OF CERTIFICATES

     The certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. No person acquiring a beneficial interest in the certificates--called a "CERTIFICATE OWNER"--will be entitled to receive a "DEFINITIVE CERTIFICATE" representing the person's interest, except in the event that definitive certificates are issued to certificate owners under the limited circumstances described in the prospectus. Investor certificateholders may elect to hold their investor certificates through The Depository Trust Company, in the United States or Clearstream Banking or Euroclear, in Europe. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

INTEREST PAYMENTS

     Interest will accrue on the certificates at the applicable Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the certificates. Interest payments on the certificates will be made on distribution dates. The "DISTRIBUTION DATES" will be January 15, 2003 and the 15th day of each month, or if the 15th day is not a business day, on the next succeeding business day.

     Interest payments on the certificates on any distribution date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding record date or, in the case of the first distribution date, as of the date of issuance of Series 2002-C. Class A Monthly Interest and Class B Monthly Interest due but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on the due and unpaid amount at the Class A Certificate Rate or Class B Certificate Rate, as applicable, plus 2.0%.

     Interest on the Class A Certificates will be calculated on the basis of a 360-day year of twelve months having 30 days in each month; provided, however, that interest on the Class A Certificates for the January 15, 2003 distribution date will be $2,386,197.92. Interest on the Class B Certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year. The Class A Certificates will bear interest at the rate of 2.75% per annum (the "CLASS A CERTIFICATE RATE"). The Class B Certificates will bear interest at the rate of 0.40% per annum above LIBOR for a period of the Designated Maturity determined as set forth below (the "CLASS B CERTIFICATE RATE").

     The "INTEREST PERIOD" for any distribution date will be the period from the previous distribution date through the day preceding that distribution date except that the initial interest period will be the period from the date of issuance of Series 2002-C through the day preceding the initial distribution date.

     The term "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or day on which banking institutions in New York, New York, Providence, Rhode Island or any other state where the principal executive offices of the bank, FCCF or any additional transferor or the trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed or (b) for purposes of determining LIBOR, a day on which dealings in United States dollars are transacted in the London interbank market.

     The "MONTHLY PERIOD" for any distribution date will be the immediately preceding calendar month, except for the initial monthly period, which will begin on the date of issuance of Series 2002-C and end on December 31, 2002.

     The "RECORD DATE" for any distribution date will be the last business day of the month preceding that distribution date.

     For the period from the date of issuance of Series 2002-C through January 14, 2003, the trustee will determine LIBOR on the second London business day prior to the date of issuance. For each future interest period, the trustee will determine LIBOR on the second London business day prior to the distribution date on which the interest period begins (each a "LIBOR DETERMINATION DATE") commencing with the January 2003 distribution date. The determination of LIBOR by the trustee and the trustee's subsequent calculation of the applicable certificate rate for the relevant interest periods shall, in the absence of manifest error, be final and binding on each certificateholder.

     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of the Designated Maturity. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     For purposes of calculating LIBOR, the "DESIGNATED MATURITY" means, as of any LIBOR determination date, one month; provided, that LIBOR for the initial interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the date of issuance of Series 2002-C through January 14, 2003, between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a Designated Maturity of one month and the other which will be determined for a Designated Maturity of two months.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service or a page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     "REFERENCE BANKS" means three major banks in the London interbank market selected by the servicer.

     The Class B Certificate Rate applicable to the then current and immediately preceding interest periods may be obtained by telephoning the trustee at (800) 735-7777.

     On each distribution date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related monthly period. To the extent Class A Available Funds for the related monthly period are insufficient to pay the interest, then one or all of the following will be used to make the interest payments due on the Class A
Certificates:

     - Excess Spread;

     - if necessary, Excess Finance Charges; and

     - if necessary, Reallocated Principal Collections first from amounts allocated to the Collateral Invested Amount and then from amounts allocated to the Class B Invested Amount.

     "CLASS A AVAILABLE FUNDS" means, for any monthly period, the sum of:

     - the Class A Floating Percentage of collections of finance charge receivables allocated to the Series 2002-C Certificates for the related monthly period, including other amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement;

     - the amount of earnings on the principal funding account, if any, for the related distribution date; and

     - the amount of funds, if any, to be withdrawn from the reserve account and included in Class A Available Funds for the distribution date.

     "CLASS A MONTHLY INTEREST" means, for any distribution date, an amount equal to one-twelfth of the product of:

     - the Class A Certificate Rate; and

     - the outstanding principal amount of the Class A Certificates as of the preceding record date;

provided however, for the first distribution date, the Class A Monthly Interest will be equal to $2,386,197.92.

     On each distribution date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to Class B Certificateholders from Class B Available Funds for the related monthly period. To the extent Class B Available Funds for the related monthly period are insufficient to pay the interest, then one or all of the following, to the extent not used to make distributions for the Class A Certificates, will be used to make the interest payments due on the Class B
Certificates:

     - Excess Spread;

     - if necessary, Excess Finance Charges allocated to Series 2002-C; and

     - if necessary, Reallocated Principal Collections allocable to the collateral invested amount.

     "CLASS B AVAILABLE FUNDS" means, for any monthly period, an amount equal to the Class B Floating Percentage of collections of finance charge receivables allocated to the Series 2002-C Certificates for the related monthly period, including other amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement.

     "CLASS B MONTHLY INTEREST" means, for any distribution date, the product of:

     - (a) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date, or in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360; times

       (b) the Class B Certificate Rate; and

     - the outstanding principal amount of the Class B Certificates as of the preceding record date;

provided however, for the first distribution date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the applicable Class B Certificate Rate for the period from the date of issuance of Series 2002-C through January 14, 2003 calculated on the basis of the actual number of days in the period and a year of 360 days.

     "COLLATERAL AVAILABLE FUNDS" means, for any monthly period, an amount equal to the Collateral Floating Percentage of the collections of finance charge receivables allocated to Series 2002-C including any amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement.

     "COLLATERAL MINIMUM MONTHLY INTEREST" means, for any distribution date, an amount equal to the product of:

     - (a) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date, or in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360; times

       (b) the Collateral Minimum Interest Rate; and

     - the outstanding principal amount of the Collateral Interest.

     "COLLATERAL MINIMUM INTEREST RATE" means the London interbank offered rate for one-month United States dollar deposits plus 2.0% per annum, or such lesser amount as may be designated in the agreement between the bank and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder.

     "EXCESS FINANCE CHARGES" are collections of finance charge receivables for a monthly period which are allocated to series in Group One other than Series 2002-C and are, under the documents governing the other series, designated as Excess Finance Charges.

PRINCIPAL PAYMENTS

     During the Series 2002-C revolving period no principal payments will be made to or for the benefit of the certificateholders or deposited into the principal funding account to be accumulated and subsequently paid to the certificateholders. During the revolving period, collections of principal receivables allocable to Series 2002-C will, except to the extent used as Reallocated Principal Collections, be treated as Shared Principal Collections. Any Shared Principal Collections will be made available to other series in Group One which are in an amortization period. If the collections of principal receivables allocable to Series 2002-C during the revolving period are not needed by other series, the collections will be paid to the holders of the transferors' interest or, if required by the Pooling and Servicing Agreement, retained in the excess funding account.

     See "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus.

     The accumulation period for the Series 2002-C Interests is scheduled to begin at the close of business on December 31, 2004. The beginning of the accumulation period may, however, be delayed to a date no later than the close of business on August 31, 2005. The first principal payment will be made to the Class A Certificateholders on the earlier of (i) the October 2005 distribution date, the "CLASS A EXPECTED FINAL DISTRIBUTION DATE" or (ii) the distribution date in the month following the month in which the rapid amortization period begins. Principal is also expected to be paid to the Class B Certificateholders on the October 2005 distribution date, the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"; however, if the amount on deposit in the principal funding account is not sufficient to pay the certificates in full, it will be applied first to pay the Class A Certificates. No principal will be payable to the Class B Certificateholders unless the Class A Investor Amount is paid in full or funds in the principal funding account are sufficient to make the full payment to the Class A Certificateholders.

     On each distribution date for the accumulation period, prior to the date on which the Class A Investor Amount and the Class B Investor Amount are paid in full, an amount equal to the least of one of the following will be deposited in the principal funding account:

     - Available Investor Principal Collections on deposit in the collection account for the distribution date;

     - the applicable Controlled Deposit Amount for the distribution date; and

     - the sum of the Class A Invested Amount and the Class B Invested Amount.

Amounts deposited into the principal funding account during the accumulation period will be paid first to the Class A Certificateholders and then the Class B Certificateholders, on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date or, if earlier, the first distribution date for the rapid amortization period.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period, an amount equal to the sum of:

     - (a) an amount equal to the Principal Allocation Percentage of all collections of principal receivables received during the related monthly period; minus

       (b) the amount of Reallocated Principal Collections for the related monthly period used to fund the Class A Required Amount or the Class B Required Amount; plus

     - any Shared Principal Collections from other series in Group One that are allocated to Series 2002-C; plus

     - any other amounts which pursuant to the series supplement are to be treated as Available Investor Principal Collections for the related distribution date.

     On each distribution date for the rapid amortization period until the Class A Investor Amount is paid in full or the Series 2002-C Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each distribution date, Available Investor Principal Collections until the earlier of the date the Class B Investor Amount is paid in full and the Series 2002-C Termination Date.

     "CLASS A MONTHLY PRINCIPAL" for any distribution date for the accumulation period or the rapid amortization period will equal the least of:

     - the Available Investor Principal Collections on deposit in the collection account for that distribution date;

     - for each distribution date for the accumulation period, on or prior to the Class A Expected Final Distribution Date, the Controlled Deposit Amount for that distribution date; and

     - the Class A Invested Amount on the related distribution date.

     "CLASS B MONTHLY PRINCIPAL" for any distribution date, beginning with the first distribution date for the accumulation period on which the full amount of the Class A Investor Amount is on deposit in the principal funding account or has been paid to the Class A Certificateholders or, if earlier, the first distribution date in the rapid amortization period, will equal the least of:

     - the Available Investor Principal Collections on deposit in the collection account for that distribution date, minus the portion of the Available Investor Principal Collections applied to Class A Monthly Principal on that distribution date;

     - for each distribution date with respect to the accumulation period, the Controlled Deposit Amount for that distribution date, minus the portion of the Controlled Deposit Amount for that distribution date applied to Class A Monthly Principal; and

     - the Class B Invested Amount on that distribution date.

     "COLLATERAL MONTHLY PRINCIPAL" means beginning with the Collateral Expected Final Distribution Date, or, if earlier, the first distribution date in the rapid amortization period, an amount equal to the lesser of:

     - the Available Investor Principal Collections for that distribution date, minus the portion of the Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on that distribution date; and

     - the Collateral Invested Amount for that distribution date.

     The "COLLATERAL EXPECTED FINAL DISTRIBUTION DATE" is the October 2005 Distribution Date.

     "CONTROLLED ACCUMULATION AMOUNT" means for any distribution date for the accumulation period, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount divided by nine, subject to adjustment if the beginning of the accumulation period is postponed.

     "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means:

     - on the first distribution date for the accumulation period the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount distributed from the collection account as Class A Monthly Principal and Class B Monthly Principal for that distribution date; and

     - on each subsequent distribution date for the accumulation period the excess, if any, of the Controlled Deposit Amount for the subsequent distribution date over the amount distributed from the collection account as Class A Monthly Principal and Class B Monthly Principal for the subsequent distribution date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any distribution date relating to the accumulation period, an amount equal to the sum of:

     - the Controlled Accumulation Amount on that distribution date; and

     - any Deficit Controlled Accumulation Amount for the immediately preceding distribution date.

POSTPONEMENT OF ACCUMULATION PERIOD

     The servicer may elect to postpone the start of the accumulation period and extend the length of the revolving period. The servicer may make this election only if the period needed to fully fund the principal account, determined on the basis of assumptions provided in the Series 2002-C Supplement is less than nine months. On each determination date, until the accumulation period begins, the servicer will determine the number of months expected to be required to fully fund the principal funding account and be able to pay the Class A Investor Amount no later than the Class A Expected Final Distribution Date and the Class B Investor Amount no later than the Class B Expected Final Distribution Date. The servicer will determine the length of the period required on the basis of:

     - the monthly collections of principal receivables expected to be distributable to the certificateholders of all principal sharing series in Group One, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding 12 months; and

     - the amount of principal expected to be distributable to certificateholders of principal sharing series in Group One which are not expected to be in their revolving periods during the accumulation period.

If the servicer determines that the period needed to fully fund the principal funding account is less than nine months, the servicer may, at its option, postpone the start of the accumulation period so that the number of months included in the accumulation period will be equal to or exceed the period needed. The effect of the foregoing calculation is to permit the reduction of the length of the accumulation period based on the investor interest of certain other principal sharing series in Group One that are scheduled to be in their revolving periods during the accumulation period and on increases in the principal payment rate occurring after the date of issuance of Series 2002-C. The length of the accumulation period will not be less than one month.

SUBORDINATION

     The Class B Certificateholders' interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments for the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments for the Class B Certificates. Also collections of principal receivables otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, collections of principal receivables allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B Certificateholders in subsequent monthly periods will be reduced. Moreover, to the extent the amount of this reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

ALLOCATION PERCENTAGES

     The servicer will allocate among the Class A Certificates, the Class B Certificates, the Collateral Interest, the Certificateholders' interest for all other outstanding series and the transferors' interest, all collections of finance charge receivables, principal receivables and the defaulted amount for each monthly period.

     Collections of finance charge receivables and the defaulted amount for any monthly period will be allocated to Series 2002-C based on the Floating Allocation Percentage. The "FLOATING ALLOCATION PERCENTAGE" means, for any monthly period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding monthly period, or for the first monthly period, the Initial Invested Amount as of the date of issuance of Series 2002-C, and the denominator of which is the greater of:

          (1) the sum of:

        - the total amount of principal receivables in the trust as of the last day of the monthly period, or, for the first monthly period, the total amount of principal receivables in the trust on the date of issuance of Series 2002-C; and

        - the principal amount on deposit in the excess funding account as of the last day of the monthly period; and

          (2) the sum of the numerators used to calculate the series percentages for finance charge receivables or defaulted receivables, for all series of certificates then outstanding;

provided however, that this ratio is subject to adjustment to give effect to designations of additional accounts.

     These amounts will be further allocated among the Class A
Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

     The "CLASS A FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period, the Class A Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day or for the first monthly period, the Initial Invested Amount.

     The "CLASS B FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period, the Class B Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day or for the first monthly period, the Initial Invested Amount.

     The "COLLATERAL FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding monthly period or with respect to the first monthly period, the Collateral Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day, or for the first monthly period, the Initial Invested Amount.

     Collections of principal receivables will be allocated to Series 2002-C based on a percentage equivalent to a fraction, for any monthly period, called the "PRINCIPAL ALLOCATION PERCENTAGE."

          (a) The numerator of the fraction is:

        - during the revolving period, the Invested Amount as of the last day of the immediately preceding monthly period, or, if it is the first monthly period, then the date of issuance of Series 2002-C; and

        - during the accumulation period or the rapid amortization period, the invested amount as of the last day of the revolving period or if the numerator has been reduced during an accumulation period as described in the following paragraph and a rapid amortization period begins, the Invested Amount as of the last day of the accumulation period; and

          (b) the denominator of the fraction is the greater of:

        - the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding monthly period and the principal amount on deposit in the excess funding account as of the same day, or, if it is the first monthly period, as of the date of issuance of Series 2002-C; and

        - the sum of the numerators used to calculate the series percentage applicable to principal receivables for all series outstanding as of the date for which the determination is being made.

     During the accumulation period, on any date, at the option of the servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous monthly period, to an amount not less than the greater of:

     - the Invested Amount as of the last day of the immediately preceding monthly period, less the amount of any distributions of principal deposited in the principal funding account since the last day of the immediately preceding monthly period; and

     - an amount that if used as the numerator of the Principal Allocation Percentage for the remainder of the accumulation period, based on assumptions set forth in the series supplement, would assure that Available Investor Principal Collections for Series 2002-C would equal at least 125% of the Controlled Accumulation Amount for each monthly period for so long as the Invested Amount is greater than zero.

     The Principal Allocation Percentage is also subject to adjustment to give effect to designations of additional accounts.

     Amounts allocated to Series 2002-C on the basis of the Principal Allocation Percentage will be further allocated among the Class A Certificates, the Class B Certificates and the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage.

     The "CLASS A PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding monthly period or, if it is the first monthly period, as of the date of issuance of Series 2002-C, and the denominator of which is the Invested Amount as of the last day of the preceding monthly period, or, if it is the first monthly period, the date of issuance of Series 2002-C; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of that last day.

     The "CLASS B PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding monthly period or, if it is the first monthly period, the date of issuance of Series 2002-C and the denominator of which is the Invested Amount as of the last day of the preceding monthly period, or, in the case of the first monthly period, the date of issuance of Series 2002-C; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of the same day.

     "COLLATERAL PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding monthly period and the denominator of which is the Invested Amount as of the last day of the preceding monthly period; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of the same day.

     As used in this prospectus supplement, the following terms have the meanings indicated:

     "CLASS A INVESTED AMOUNT" for any date means:

          (1) $637,500,000, the "CLASS A INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to the date; minus

          (3) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior distribution dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all distribution dates prior to the date; and minus

          (4) the principal amount on deposit in the principal funding account on the date, but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTED AMOUNT" for any date means:

          (1) $45,000,000, the "CLASS B INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made to Class B Certificateholders on or prior to the date; minus

          (3) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior distribution dates over the aggregate amount of any reimbursements of Class B Investor Charge-Offs for all distribution dates prior to the date; minus

          (4) the aggregate amount of Reallocated Principal Collections for all prior distribution dates which have been used to fund the Class A Required Amount for prior distribution dates, excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount; minus

          (5) the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior distribution dates as described under "--Allocation of Investor Default Amount," in this prospectus supplement; plus

          (6) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C and applied on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5); and minus

          (7) the positive difference, if any, between the principal funding account balance and the Class A Investor Amount on the date;

provided however, that the Class B Invested Amount may not be reduced below zero.

     "COLLATERAL INVESTED AMOUNT" for any date means:

          (1) $67,500,000, the "COLLATERAL INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made on the Collateral Interest prior to the date; minus

          (3) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior distribution dates which have been used to fund the Class A Required Amount or the Class B Required Amount; minus

          (4) the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior distribution dates as described under "--Allocation of Investor Default Amount," in this prospectus supplement; minus

          (5) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "COLLATERAL DEFAULT AMOUNT") for any distribution date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 2002-C and available for this purpose on that distribution date; and plus

          (6) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (3), (4) and (5);

provided however, that the Collateral Invested Amount may not be reduced below zero.

     The "INVESTED AMOUNT," for any date means the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     The "INITIAL INVESTED AMOUNT," means $750,000,000 which is the Invested Amount on the date of issuance of Series 2002-C.

     "CLASS A INVESTOR AMOUNT" for any date means the sum of the Class A Invested Amount plus the principal amount on deposit in the principal funding account, but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTOR AMOUNT" for any date means the sum of the Class B Invested Amount plus the positive difference, if any, between the principal amount on deposit in the principal funding account, and the Class A Investor Amount on that date but not in excess of the Class B Initial Invested Amount.

     "INVESTOR AMOUNT," for any date means the sum of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount.

     "SERIES INVESTOR AMOUNT," for any date means the numerator of the Principal Allocation Percentage on that date.

REALLOCATION OF CASH FLOWS

     On each determination date, the servicer will determine the "CLASS A REQUIRED AMOUNT" which will be the amount, if any, by which the sum of the following exceeds the Class A Available Funds for the distribution date:

     - Class A Monthly Interest for the distribution date;

     - any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior distribution date;

     - any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior distribution date;

     - the Class A Servicing Fee for the distribution date and any unpaid Class A Servicing Fee; and

     - the Class A Investor Default Amount, if any, for the distribution date.

If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2002-C and available for this purpose will be used to fund the Class A Required Amount for the distribution date. If the Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, collections of principal receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related monthly period will then be used to fund the remaining Class A Required Amount.

     "REALLOCATED PRINCIPAL COLLECTIONS" means an amount of collections of principal receivables with respect to any monthly period equal to the product of:

     - the Principal Allocation Percentage for the monthly period;

     - the aggregate amount of collections of principal receivables for the monthly period; and

     - the sum of the Class B Principal Percentage and the Collateral Principal Percentage for the monthly period.

     If Reallocated Principal Collections for a related monthly period together with Excess Spread and Excess Finance Charges allocated to Series 2002-C are insufficient to fund the Class A Required Amount for the related monthly period, then the Collateral Invested Amount will be reduced by the amount of this excess, but not by more than the Class A Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. However, the Class B Invested Amount cannot be reduced by more than the excess of the Class A Investor Default Amount, if any, for the distribution date over the amount of the reduction, if any, of the Collateral Invested Amount on the distribution date. In the event that the reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero. However, the Class A Invested Amount cannot be reduced by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the distribution date as described above. Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In this case, the Class A Certificateholders will directly bear the credit and other risks associated with their interest in the trust. See "--Allocation of Investor Default Amount" in this prospectus supplement.

     On each determination date, the servicer will determine the "CLASS B REQUIRED AMOUNT," which will be the sum of the Class B Investor Default Amount for the distribution date plus the amount, if any, by which the following amounts exceed the Class B Available Funds for the distribution date:

     - Class B Monthly Interest for the distribution date;

     - any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior distribution date;

     - any Class B Additional Interest and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior distribution date; and

     - the Class B Servicing Fee for the distribution date and any unpaid Class B Servicing Fee.

     If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2002-C not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for that distribution date.

     If the Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount for that distribution date are insufficient to pay the Class B Required Amount, then Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount.

     If the Reallocated Principal Collections allocable to the Collateral Interest are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made for the benefit of the Class A Certificateholders will be reduced by the amount of the insufficiency, but not by more than the Class B Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. However the Class B Invested Amount cannot be reduced by more than the excess of the Class B Investor Default Amount for the distribution date over the amount of the reduction of the Collateral Invested Amount. Any reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In this case, the Class B Certificateholders will directly bear the credit and other risks associated with their interests in the trust. See "--Allocation of Investor Default Amount" in this prospectus supplement.

     Reductions of the Class A Invested Amount or Class B Invested Amount will then be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges available for these purposes on each distribution date. See "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement. When these reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. Except under the conditions described in the accompanying prospectus under "Description of the Certificates--Application of Collections," the servicer will apply, or will instruct the trustee to apply, on or prior to the close of business on the second business day following the date of processing of any collections, all collections and other funds to be deposited into the collection account that are allocated to the Series 2002-C Certificates and the Collateral Interest as follows:

        (1) during the revolving period, an amount equal to the Floating Allocation Percentage of the collections of finance charge receivables processed on that date will be allocated to the Series 2002-C Holders, and of that allocation, the difference between the following amount will be deposited and retained in the collection account:

           (a) monthly interest for the related distribution date plus, if the bank is not the servicer, the Monthly Servicing Fee for the monthly period; and

           (b) the amounts previously deposited in the collection account for the monthly period pursuant to this clause (1);

        (2) during the accumulation period or rapid amortization period, an amount equal to the Floating Allocation Percentage of the collections of finance charge receivables processed on this date will be allocated to the Series 2002-C Holders and deposited and retained in the collection account;

        (3) during the revolving period, an amount equal to the Principal Allocation Percentage of collections of principal receivables processed on that date will be allocated to the Series 2002-C Holders. If any other principal sharing series in Group One is outstanding and in an amortization period or accumulation period, then it will be retained in the collection account for application, to the extent necessary, to other series in Group One on the related distribution date. Any remaining funds will be paid to the holders of the transferors' interest. However, these remaining funds will be paid to the holders of the transferors' interest only if the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance. If this is not the case, these remaining funds be will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables is greater than the required principal balance. Any remaining funds will be paid to the holders of the transferors' interest;

        (4) during the accumulation period, an amount, called a "PERCENTAGE ALLOCATION" for any date, equal to the Principal Allocation Percentage of collections of principal receivables processed on that date will be allocated to the Series 2002-C Holders and deposited and retained in the collection account. However, if the sum of Percentage Allocations for the same monthly period exceeds the Controlled Deposit Amount for the related distribution date plus, for the Collateral Expected Final Distribution Date, the Collateral Invested Amount, then this excess shall not be treated as a Percentage Allocation and shall be:

           (a) retained in the collection account for application, as necessary, as Shared Principal Collections to other series in Group One on the related distribution date, if any other principal sharing series in Group One is outstanding and in its amortization period or accumulation period; and

           (b) paid to the holders of the transferors' interest only if the Transferor Amount, on the date of processing, is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and otherwise will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and the remainder will be paid to the holders of the transferors' interest; and

        (5) during the rapid amortization period, an amount equal to the Principal Allocation Percentage of the collections of principal receivables processed on that date will be allocated to the Series 2002-C Holders and deposited and retained in the collection account. However, after the date on which an amount of the collections equal to the Invested Amount has been deposited into the collection account and allocated to the Series 2002-C Holders, the amount in excess of the Invested Amount will be:

           (a) retained in the collection account for application, as necessary, as Shared Principal Collections to other series in Group One on the related distribution date, if any other principal sharing series in Group One is outstanding and in its amortization period or accumulation period; and

           (b) paid to the holders of the transferors' interest only if the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and otherwise will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and the remainder will be paid to the holders of the transferors' interest.

     Withdrawals from Series Accounts. On or before each distribution date, the servicer will direct the trustee to make the following withdrawals from the following series accounts:

        (1) on each distribution date all principal funding account investment proceeds then on deposit in the principal funding account will be withdrawn and deposited into the collection account for distribution as a portion of Class A Available Funds for that distribution date;

        (2) on each distribution date after the reserve account funding date, all net investment income accrued since the preceding distribution date on the reserve account will be retained in the reserve account to the extent that the amount on deposit in the reserve account is less than the required reserve account amount and the balance, if any, will be deposited in the collection account for distribution as collections of finance charge receivables allocable to the certificateholders and the Collateral Interest Holder; and

        (3) on or before each distribution date for the accumulation period and on the first distribution date for the rapid amortization period, if applicable, an amount equal to the lesser of:

           (a) the available reserve account amount for such distribution date; and

           (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the series supplement over the principal funding account investment proceeds for that distribution date will be withdrawn from the reserve account and deposited in the collection account for distribution as a portion of Class A Available Funds for that distribution date; provided, that the amount of the withdrawal from the reserve account under this clause (3) will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on such distribution date.

     Payment of Interest, Fees and Other Items. The trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the following priority:

        (1) On each distribution date, an amount equal to the Class A Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) the Class A Monthly Interest for the distribution date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior distribution date, plus any additional interest with respect to Class A Monthly Interest that was due but not paid to the Class A Certificateholders on a prior distribution date at a rate equal to the Class A Certificate Rate plus 2% per annum (the "CLASS A ADDITIONAL INTEREST") and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior distribution date will be distributed to the Class A Certificateholders;

           (b) the Class A Servicing Fee for the distribution date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer;

           (c) the Class A Investor Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date; and

           (d) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (2) On each distribution date, an amount equal to the Class B Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) the Class B Monthly Interest for the distribution date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior distribution date, plus any additional interest with respect to Class B Monthly Interest that was due but not paid to the Class B Certificateholders on a prior distribution date at a rate equal to the Class B Certificate Rate plus 2% per annum (the "CLASS B ADDITIONAL INTEREST") and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior distribution date will be distributed to the Class B Certificateholders;

           (b) the Class B Servicing Fee for the distribution date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer; and

           (c) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (3) On each distribution date, an amount equal to the Collateral Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) if the bank or the trustee is no longer the servicer, the Collateral Servicing Fee for the distribution date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer; and

           (b) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

     "EXCESS SPREAD" means, for any distribution date, the sum of the amounts described in clause (1)(d) above, clause (2)(c) above and clause (3)(b) immediately above.

     Excess Spread; Excess Finance Charges. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2002-C for the related monthly period to make the following distributions in the following priority:

        (1) an amount equal to any deficiency pursuant to clauses (1)(a), (b) and (c) above under "--Payment of Interest, Fees and Other Items" will be used to fund the deficiency, provided, that in the event the deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C, the Excess Spread and Excess Finance Charges shall be applied:

           (a) first, to pay amounts due on the distribution date pursuant to clause (1)(a) above under "--Payment of Interest, Fees and Other Items;"

           (b) second, to pay the Class A Servicing Fee pursuant to clause
               (1)(b) above under "--Payment of Interest, Fees and Other Items;" and

           (c) third, to pay the Class A Investor Default Amount for the distribution date pursuant to clause (1)(c) above under "--Payment of Interest, Fees and Other Items;"

        (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for the distribution date as described under "--Payments of Principal" below;

        (3) an amount equal to any deficiency pursuant to clauses (2)(a) and (b) above under "--Payment of Interest, Fees and Other Items" will be used to fund this deficiency, provided, that in the event the deficiency for this distribution date exceeds the remaining amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C, the Excess Spread and Excess Finance Charges will be applied first to pay amounts due on the distribution date pursuant to clause (2)(a) above under "--Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (2)(b) above under "--Payment of Interest, Fees and Other Items;"

        (4) an amount equal to the Class B Investor Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date as described under "--Payments of Principal" below;

        (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (3), (4) and
             (5) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above, (but not in excess of the aggregate amount of the reductions which have not been previously reimbursed), will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (6) an amount equal to the Collateral Minimum Monthly Interest for the distribution date, plus the amount of any Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to Collateral Minimum Monthly Interest that was due but not paid to the Collateral Interest Holder on a prior distribution date at a rate equal to the Collateral Minimum Interest Rate (the "COLLATERAL ADDITIONAL INTEREST") and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior distribution date will be distributed to the Collateral Interest Holder;

        (7) an amount equal to the Collateral Servicing Fee for the distribution date or if neither the bank nor the trustee is the servicer, the amount of any Collateral Servicing Fee due but not paid from Collateral Available Funds and the amount of any Collateral Servicing Fee due but not paid to the servicer on a prior distribution date will be paid to the servicer;

        (8) an amount equal to the Collateral Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (9) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (3), (4) and
             (5) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of those reductions which have not been previously reimbursed, will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (10) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the reserve account will be deposited in the reserve account; and

        (11) the balance, if any, will be distributed to the Collateral Interest Holder.

     Reallocated Principal Collections. On or before each distribution date after giving effect to the distributions above under "--Excess Spread; Excess Finance Charges," the trustee, acting pursuant to the servicer's instructions, will apply Reallocated Principal Collections for the related monthly period to make the following distributions in the following priority:

        (1) if the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C for the related monthly period is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of the deficiency, will be withdrawn from the collection account and distributed to fund the deficiency in the order of priority set forth in clause (1) above under "--Excess Spread; Excess Finance Charges;"

        (2) if the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C for the related monthly period and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount, up to the amount of the deficiency, will be withdrawn from the collection account and distributed to fund the deficiency in the order of priority set forth in clauses (3) and (4) above under "--Excess Spread; Excess Finance Charges."

     Payments of Principal. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Investor Principal Collections in the following priority:

        (1) on each distribution date for the revolving period, all the Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus;

        (2) on each distribution date for the accumulation period or the rapid amortization period, all Available Investor Principal Collections will be distributed or deposited in the following priority:

           (a) an amount equal to Class A Monthly Principal will, during the accumulation period, be deposited in the principal funding account for payment to the Class A Certificateholders on each distribution date beginning on the earlier of the Class A Expected Final distribution date and the first distribution date for the rapid amortization period, and will, during the rapid amortization period, be paid to the Class A Certificateholders;

           (b) after giving effect to the distribution referred to in clause (a) above, an amount equal to the Class B Monthly Principal will, during the accumulation period, be deposited in the principal funding account for payment to the Class B Certificateholders on each distribution date beginning on the earlier of the Class B Expected Final Payment Date, but only if the Class A Investor Amount is paid in full on that date, and the first distribution date for the rapid amortization period on which the Class A Investor Amount is paid in full, and will, during the rapid amortization period, be paid to the Class B Certificateholders;

           (c) after giving effect to the distributions referred to in clauses
               (a) and (b) above, an amount equal to Collateral Monthly Principal will be paid to the Collateral Interest Holder on each distribution date beginning on the earlier of the Collateral Expected Final Distribution Date, but only if the Class B Investor Amount is paid in full on or prior to that date, and the first distribution date for the rapid amortization period on which the Class B Investor Amount is paid in full; and

           (d) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the series supplement, the servicer will establish and maintain the "PRINCIPAL FUNDING ACCOUNT" as a segregated trust account held for the benefit of the Class A Certificateholders and the Class B Certificateholders. During the accumulation period, the trustee at the direction of the servicer will transfer Available Investor Principal Collections to the principal funding account as described under "--Application of Collections--Payments of Principal" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in eligible investments. Investment earnings, net of investment losses and expenses, on the principal funding account, referred to as the "PRINCIPAL FUNDING ACCOUNT INVESTMENT PROCEEDS" will be included in Class A Available Funds for each distribution date.

RESERVE ACCOUNT

     Pursuant to the series supplement, the servicer will establish and maintain the "RESERVE ACCOUNT" as a segregated trust account held for the benefit of the Class A Certificateholders. The reserve account is established to assist with the distribution of interest on the Class A Certificates during the accumulation period. For each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2002-C, as described above under "--Application of Collections--Excess Spread; Excess Finance Charges," to increase the amount on deposit in the reserve account, to the extent this amount is less than the Required Reserve Account Amount.

     The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date for the monthly period which begins no later than three months prior to the monthly period in which, as of the related determination date, the accumulation period is scheduled to begin.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any distribution date on or after the reserve account funding date will be

        (1) the product of:

        - 0.5% of the Class A Investor Amount as of the preceding distribution date after giving effect to all applicable changes in the Class A Investor Amount on that date; and

        - a fraction, the numerator of which is the number of monthly periods scheduled to be included in the accumulation period as of that date, and the denominator of which is nine, provided, that if this numerator is one, the Required Reserve Account Amount will be zero; or

        (2) any other amount designated by the transferor, provided, that if the designation is of a lesser amount, the transferor shall have provided the servicer and the trustee with evidence that each rating agency rating the certificates or the Collateral Interest has notified the transferor that such action will not result in a reduction or withdrawal of its rating of any outstanding series or class and the transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

     On each distribution date, after giving effect to any deposit to be made to and any withdrawal to be made from the reserve account, the trustee will withdraw from the reserve account the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will pay that amount to the Collateral Interest Holder.

     Provided that the reserve account has not terminated as described below, all amounts on deposit in the reserve account with respect to any distribution date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on the distribution date will be invested by the trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on the investments will be retained in the reserve account, to the extent the amount on deposit is less than the required Reserve Account Amount, or deposited in the collection account and treated as collections of finance charge receivables allocable to Series 2002-C.

     On the determination date before each distribution date for the accumulation period and on the first distribution date for the rapid amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included in Class A Available Funds in an amount equal to the lesser of:

     - the available reserve account amount for the distribution date; and

     - the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the principal funding account investment proceeds for the distribution date;

provided, that the amount of the withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on the distribution date.

     On each distribution date, the "AVAILABLE RESERVE ACCOUNT AMOUNT" will be the lesser of the amount on deposit in the reserve account, before giving effect to any deposit to be made to the reserve account on the distribution date, and the Required Reserve Account Amount for the distribution date.

     The reserve account will be terminated following the earliest of:

     - the termination of the trust pursuant to the Pooling and Servicing Agreement;

     - the date on which the Class A Investor Amount is paid in full; and

     - if the accumulation period has not begun, the occurrence of a Pay Out Event or, if the accumulation period has begun, the earlier of the first distribution date with respect to the rapid amortization period and the Class A Expected Final Distribution Date.

     Upon the termination of the reserve account, all amounts on deposit after giving effect to any withdrawal from the reserve account on that date as described above will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest Holder will not be available for distribution to the certificateholders.

PAIRED SERIES

     The Series 2002-C Certificates are subject to being paired on or after the beginning of the accumulation period or the rapid amortization period with one or more later issued series. Any later series which is paired with Series 2002-C is called a "PAIRED SERIES." A paired series may be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any funding account created in connection with a paired series will be held for the benefit of the paired series and not for the benefit of the holders of the Series 2002-C Certificates. Upon payment in full of the Series 2002-C Certificates, assuming that there have been no unreimbursed charge-offs for any related paired series, the aggregate investor amount of the paired series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a paired series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying prospectus.

     There can be no assurance that the terms of any paired series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a certificateholder. The full extent by which the timing or amount of payments received by a holder of a Series 2002-C Certificate may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Series Percentage.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of principal receivables allocated to the Series 2002-C are not needed to make payments to or for the benefit of the certificateholders or the Collateral Interest Holder, the collections may be applied to cover principal payments due to or for the benefit of other principal sharing series in Group One. Any application of principal collections to other series will not result in a reduction of the Invested Amount of the Series 2002-C Certificates or the Collateral Interest.

     Similarly, collections of principal receivables allocated to other principal sharing series in Group One, to the extent these collections, are not needed to make payments to or for the benefit of the holders of the certificates and other interests of the other series, will be applied, if necessary, to cover payments of principal due to holders of the Series 2002-C Certificates during the accumulation period. The collections of principal receivables allocated to other series and not needed by other series are "SHARED PRINCIPAL COLLECTIONS." There can be no assurance that Shared Principal Collections will be available to cover payments of principal or deposits due on any distribution date for the accumulation period. If no Shared Principal Collections were available to the certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date and the Class B Investor Amount might not be paid in full by the Class B Expected Final Distribution Date. These Shared Principal Collections may also be allocated to other series either currently outstanding or to be issued by the trust in the future. To the extent the Shared Principal Collections are allocated to other series, the pro rata share of the Shared Principal Collections allocated to Series 2002-C will be reduced.

     Series 2002-C will be included in a group of series designated as "GROUP ONE." On the closing date, Series 2002-C will be the sixteenth series outstanding and included in Group One.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each determination date, the servicer will calculate the Investor Default Amount for the preceding monthly period. The term "INVESTOR DEFAULT AMOUNT" means, for any distribution date, the product of:

          (1) the defaulted amount for the related monthly period; and

          (2) the Floating Allocation Percentage for the related monthly period.

For a description of the defaulted amount, see "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus.

     A portion of the Investor Default Amount will be allocated to the Class A Certificateholders on each distribution date. The amount to be allocated to the Class A Certificateholders is the "CLASS A INVESTOR DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Class A Floating Percentage applicable during the related monthly period and the Investor Default Amount for the related monthly period. A portion of the Investor Default Amount will also be allocated to the Class B Certificateholders. The amount to be allocated to the Class B Certificateholders is the "CLASS B INVESTOR DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Class B Floating Percentage applicable during the related monthly period and the Investor Default Amount for that monthly period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder on each distribution date. The amount to be allocated to the Collateral Interest is the "COLLATERAL DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Collateral Floating Percentage applicable during the related monthly period and the Investor Default Amount for the related monthly period.

     An amount equal to the Class A Investor Default Amount for each monthly period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 2002-C and Reallocated Principal Collections and applied as described above under "--Application of Collections--Payment of Interest, Fees and Other Items," "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Class B Investor Default Amount for each monthly period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2002-C and Reallocated Principal Collections allocable to the Collateral Invested Amount and applied as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Collateral Default Amount for each monthly period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2002-C as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each distribution date, if the Class A Required Amount for the distribution date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2002-C and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of that excess, but not by more than the Class A Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reduction, if any, of the Collateral Invested Amount for the distribution date. In the event that this reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for the distribution date as described above. A reduction in the Class A Invested Amount occurring as described in the preceding sentence is a "CLASS A INVESTOR CHARGE-OFF."

     If a Class A Investor Charge-Off occurs this may have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by Class A Investor Charge-Offs, it will subsequently be increased on any distribution date, but not by an amount in excess of the aggregate Class A Investor Charge-Offs by the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C and available to reimburse Class A Investor Charge-Offs as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each distribution date, if the Class B Required Amount for the distribution date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2002-C and not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of that excess. If this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for the distribution date over the amount of such reduction, if any, of the Collateral Invested Amount. A reduction in the Class B Invested Amount occurring as described in the preceding sentence is a "CLASS B INVESTOR CHARGE-OFF."

     If a Class B Investor Charge-Off occurs this may have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the Class B Investor Charge-Offs, it will thereafter be increased on any distribution date, but not by an amount in excess of the aggregate Class B Investor Charge-Offs, by the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-C and available to reimburse Class B Investor Charge-Offs as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

OPTIONAL REPURCHASE

     On any date occurring on or after the date that the Investor Amount is reduced to 5% or less of the Initial Invested Amount, the transferor will have the option, to be exercised in its sole discretion, to repurchase the certificates. The purchase price of the certificates and the Collateral Interest will be equal to the Invested Amount on the distribution date on which the purchase occurs, if the purchase is on a distribution date and, if not, the Invested Amount for the distribution date following the repurchase. Plus, in each case, accrued and unpaid interest on the certificates plus accrued and unpaid interest on the Collateral Interest. Following a repurchase, the certificateholders will have no further rights to the receivables; provided, however, that the repurchase in no way impacts the certificateholders' rights under the federal securities law.

     Any optional repurchase may result in an early repayment of your investment without any prepayment penalty and there can be no assurance that you will be able to invest the early repayment amount at a similar rate of return.

PAY OUT EVENTS

     The revolving period for Series 2002-C will continue through the close of business on December 31, 2004 or a later date resulting from the postponement of the accumulation period, unless a Pay Out Event occurs prior to that date. A "PAY OUT EVENT" for Series 2002-C refers to any of the following events, which are applicable only to Series 2002-C although other series may have similar or identical Pay Out Events:

          (a) failure of the transferor:

           - to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five business days after the date the payment or deposit is required to be made; or

           - duly to observe or perform in any material respect any other covenants or agreements of the transferor in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Series 2002-C Holders which determination will be made without reference to whether any funds are available pursuant to any credit enhancement and provided that the failure continues unremedied for 60 days after written notice has been given to the transferor by the trustee, or to the transferor and the trustee by Series 2002-C Holders aggregating not less than 50% of the outstanding principal balance of the Series 2002-C Interests;

        (b) any representation or warranty made by the transferor in the Pooling and Servicing Agreement or any information required to be given by the servicer on behalf of the transferor to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for 60 days after written notice has been given to the transferor by the trustee, or to the transferor and the trustee by holders of the certificates aggregating not less than 50% of the outstanding principal balance of the Series 2002-C Certificates and as a result the interests of the certificateholders are materially and adversely affected, which determination shall be made without reference to whether any funds are available pursuant to any credit enhancement; provided, however, that a Pay Out Event shall not be deemed to have occurred under this subparagraph (b) if the transferor has accepted reassignment of the related receivable or all such receivables, if applicable, during the 60 day period after notice, or a longer period if specified by the trustee, in accordance with the provisions of the Pooling and Servicing Agreement;

        (c) with respect to the end of any monthly period:

           - for which the Transferor Amount is less than the Required Transferor Amount, the failure of the transferor to convey receivables in additional accounts to the trust on or prior to the tenth business day following the related determination date so that the Transferor Amount is at least equal to the Required Transferor Amount; or

           - for which the aggregate principal receivables in the trust are less than the Required Principal Balance, the failure of the transferor to convey receivables in additional accounts to the trust on or prior to the tenth business day following the related determination date so that the aggregate principal receivables in the trust are at least equal to the Required Principal Balance;

          (d) the Net Portfolio Yield averaged over three consecutive monthly periods is less than the Base Rate averaged over the same period;

          (e) any servicer default occurs which would have a material adverse effect on the certificateholders, which determination shall be made without reference to whether any funds are available pursuant to any credit enhancement; or

          (f) the Class A Investor Amount is not paid in full on the Class A Expected Final Distribution Date or the Class B Investor Amount is not paid in full on the Class B Expected Final Distribution Date or the Collateral Invested Amount shall not be paid in full on the Collateral Expected Final Distribution Date.

     A Pay Out Event for all series refers to any of the following events, which are applicable to Series 2002-C and other series:

          (g) an insolvency event relating to any transferor or additional transferor or an insolvency event relating to the bank or any additional account owner;

          (h) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (i) the inability of the transferor or additional transferor for any reason to transfer receivables to the trust in accordance with the provisions of the Pooling and Servicing Agreement or the inability of the bank or any additional account owner for any reason to sell receivables to FCCF in accordance with the provisions of the Receivables Purchase Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in these clauses, the trustee or Series 2002-C Holders evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2002-C Interests, by written notice to the transferor and the servicer, and to the trustee if given by the Series 2002-C Holders, declare that a Pay Out Event has occurred with respect to Series 2002-C. In the case of any event described in subparagraphs (c), (d), (f), (g),
(h), or (i), a Pay Out Event will be deemed to have occurred immediately upon the occurrence of the event without any notice or other action on the part of the trustee, or the Series 2002-C Holders.

     Upon the occurrence of a Pay Out Event, the rapid amortization period will begin. In this event, distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Pay Out Event occurred.

     The term "NET PORTFOLIO YIELD" for any month, means the annualized percentage equivalent of a fraction:

          (a) the numerator of which is the sum of:

             (1) the amount of collections of finance charge receivables during the month allocable to the Series 2002-C Certificates and to the Collateral Interest, including any other amounts that are to be treated as collections of finance charge receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Investor Default Amount for the related month; plus

             (2) the amount of any net earnings on the principal funding account for the related distribution date; plus

             (3) the amount of funds, if any, to be withdrawn from the reserve account and included in Class A Available Funds for the related distribution date; and

          (b) and the denominator of which is the Investor Amount as of the last day of the prior calendar month.

     For any month, the "BASE RATE" will be equal to the annualized percentage equivalent of a fraction:

          (a) the numerator of which is equal to the sum of the following, each for the related distribution date:

             (1) the Class A Monthly Interest;

             (2) the Class B Monthly Interest;

             (3) the Collateral Minimum Monthly Interest; and

             (4) the Monthly Servicing Fee, and

          (b) the denominator of which is the Investor Amount as of the last day of the preceding month.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the fee payable to the servicer allocable to the Series 2002-C Interests for any distribution date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2% and (b) the Invested Amount as of the last day of the monthly period preceding the distribution date; provided, however, with respect to the first distribution date, the Monthly Servicing Fee will be $777,735.

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders for any distribution date, called the "CLASS A SERVICING FEE," will be one-twelfth of the product of:

          (1) the Class A Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Class A Servicing Fee will be $664,063.

     The share of the Monthly Servicing Fee allocable to the Class B Certificateholders for any distribution date, called the "CLASS B SERVICING FEE," will be equal to one-twelfth of the product of:

          (1) the Class B Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Class B Servicing Fee will be $46,875.

     The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder for any distribution date, called the "Collateral Servicing Fee," will be equal to one-twelfth of the product of:

          (1) the Collateral Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Collateral Servicing Fee will be $66,797.

     The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the servicer solely to the extent amounts are available for distribution as described under "--Application
Collections--Payment of Interest, Fees and Other Items" and "Excess Spread; Excess Finance Charges" in this prospectus supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, special tax counsel to the bank and the transferor, Orrick, Herrington & Sutcliffe LLP, is of the opinion that the certificates will properly be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the accompanying prospectus.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans from engaging in certain transactions involving "plan assets" with persons that are parties in interest with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for these persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

CLASS A CERTIFICATES

     The United States Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 99-39 (Exemption Application No. D-10643), 64 Fed. Reg. 53,736 (October 4, 1999), to the bank relating to (1) the initial purchase, the holding and the subsequent resale by plans of senior certificates representing an undivided interest in a credit card trust with respect to which the bank or an affiliate is the sponsor; and (2) the servicing, operation and management of the trust, provided that the general conditions and certain other conditions set forth in this exemption are satisfied. This exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a plan, provided that the conditions specified in the exemption, some of which are described below, are met.

     Among the conditions which must be satisfied for this exemption to apply are the following:

          (1) The acquisition of the Class A Certificates by a plan is on terms, including the price for the Class A Certificates, that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The Class A Certificates acquired by the plan have received a rating at the time of the acquisition in one of the two highest generic rating categories from a rating agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of the acquisition;

          (4) The trustee is not an affiliate of a restricted group including the underwriters, the bank, the transferor, the servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to Series 2002-C, or any of their respective affiliates;

          (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the consideration received by the transferor as a consequence of the assignment of receivables to the trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the servicer's services under the agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (6) The plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

          (7) The trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of, or holder of a perfected security interest in, the receivables, enforces all the rights created in favor of the certificateholders, including plans;

          (8) Prior to the issuance of any new series, confirmation is received from the rating agencies that the issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any plan pursuant to the Fleet exemption;

          (9) To protect against fraud, chargebacks or other dilution of the receivables, the Pooling and Servicing Agreement and the rating agencies require the transferor to maintain a transferors' interest of not less than 2% of the principal balance of the receivables contained in the trust;

          (10) Each receivable is an eligible receivable, based on criteria of the rating agencies and as specified in the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the transferor which are part of the same program or have the same or substantially similar characteristics;

          (11) The Pooling and Servicing Agreement limits the number of newly originated accounts to be designated to the trust, unless the rating agencies otherwise consent in writing, to the following:

             (a) with respect to any three-month period commencing in January,
                 April, July and October of each calendar year, 15% of the number of existing accounts designated to the trust as of the first day of the calendar year during which the monthly period commenced; and

             (b) with respect to any calendar year, 20% of the number of existing accounts designated to the trust as of the first day of the calendar year;

          (12) The Pooling and Servicing Agreement requires the transferor to deliver an opinion of counsel confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust for each interim addition; and

          (13) The Pooling and Servicing Agreement requires the transferor and the trustee to receive confirmation from each rating agency that the rating agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of:

             (a) an addition of accounts that is required to be made because either the Transferor Amount is less than the Required Transferor Amount or the principal receivables are less than the Required Principal Balance, and the addition exceeds the limits set forth in paragraph (11) above; or

             (b) a restricted addition of accounts made at the discretion of the transferor as described in the accompanying prospectus under the caption "Description of the Certificates--Addition of Accounts--Conditions to Required and Restricted Additions."

     The trust also must meet the following requirements:

          (1) The corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

          (2) Certificates evidencing interests in other investment pools have been rated in one of the two highest generic rating categories by at least one of the rating agencies for at least one year prior to the plan's acquisition of the Class A Certificates; and

          (3) Certificates evidencing an interest in such other investment pools have been purchased by investors other than plans for at least one year prior to any plan's acquisition of the Class A Certificates.

     Moreover, the Prohibition Transaction Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire the Class A Certificates if the fiduciary or its affiliate is an obligor on the receivables held in the trust, provided that, among other requirements:

          (1) in the case of an acquisition in connection with the initial issuance of the Class A Certificates, at least 50% of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

          (2) the fiduciary, or its affiliate, is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

          (3) the plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding after the acquisition; and

          (4) no more than 25% of the asset of the plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The transferor believes that the Fleet exemption will apply to the acquisition and holding of the Class A Certificates by plans and that all conditions of the Fleet exemption, other than those within the control of the investors, will be met.

CLASS B CERTIFICATES

     The U.S. Department of Labor has designated the Fleet exemption an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold the Class B Certificates, provided that:

          (1) Class A Certificates are eligible for relief under the Fleet exemption; and

          (2) the acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption 95-60.

Accordingly, the Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either:

        (1) it is not and will not be a plan; or

        (2) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. See "--Class A Certificates" above and "ERISA Considerations" in the accompanying prospectus.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf of or with "plan assets" of any plan should consult their own counsel regarding whether the trust assets represented by the certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules, in the case of the Class A Certificates, under the Fleet exemption or, in the case of the Class B Certificates and only with respect to an insurance company general account investor, the Fleet exemption and Sections I and III of PTCE 95-60. It is not anticipated that the Class A or Class B Certificates will meet all criteria for treatment as "publicly-offered securities" as described in "ERISA Considerations" in the accompanying prospectus. However, it is expected that the Fleet exemption will provide exemptive relief for the Class A Certificates which is as broad as if the "publicly-offered securities" exemption were applicable.

     Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the certificates. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment:

        (1) satisfies the diversification requirement of ERISA or other applicable law;

        (2) is in accordance with the plan's governing instruments; and

        (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates and the Class B Certificates, the transferor has agreed to sell to the underwriters named below and each of the "CLASS A UNDERWRITERS" has agreed to purchase from the transferor, the principal amount of Class A Certificates set forth opposite its name below:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
CLASS A UNDERWRITERS                                          CERTIFICATES
--------------------                                          ------------
Lehman Brothers Inc. .......................................  $106,250,000
Credit Suisse First Boston Corporation......................  $106,250,000
Fleet Securities, Inc. .....................................  $106,250,000
J.P. Morgan Securities Inc. ................................  $106,250,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................  $106,250,000
Salomon Smith Barney Inc. ..................................  $106,250,000
                                                              ------------
Total.......................................................  $637,500,000
                                                              ============

     The transferor has been advised by the Class A Underwriters that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.1350% of the principal amount of the Class A Certificates. The Class A Underwriters may allow and the dealers may reallow a concession not in excess of 0.0675% of the principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and the concessions may be changed.

     Subject to the terms and conditions set forth in the underwriting agreement, the transferor has agreed to sell to the "CLASS B UNDERWRITERS" named below and each of the Class B Underwriters has agreed to purchase from the transferor, the principal amount of Class B Certificates set forth opposite its name below:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS B
CLASS B UNDERWRITERS                                          CERTIFICATES
--------------------                                          ------------
Lehman Brothers Inc.........................................  $22,500,000
Credit Suisse First Boston Corporation......................  $22,500,000
                                                              -----------
Total.......................................................  $45,000,000
                                                              ===========

     The transferor has been advised by the Class B Underwriters that the Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at this price less a concession not in excess of 0.1650% of the principal amount of the Class B Certificates. The Class B Underwriters may allow and the dealers may reallow a concession not in excess of 0.0825% of the principal amount of the Class B Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The underwriters will be compensated as set forth in the following table:

                                                UNDERWRITERS'       AMOUNT
                                                DISCOUNTS AND     PER $1,000
                                                 COMMISSIONS     OF PRINCIPAL    TOTAL AMOUNT
                                                -------------    ------------    ------------
$637,500,000 of the Class A Certificates......     0.225%           $2.25         $1,434,375
$45,000,000 of the Class B Certificates.......     0.275%           $2.75            123,750
                                                                                  ----------
                                                                                  $1,558,125
                                                                                  ==========

     Additional offering expenses are estimated to be $700,000.

     The transferor and the bank have agreed that they will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     Each underwriter has represented and agreed that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

          (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the bank; and

          (c) it has not offered or sold and, prior to the date which is six months after the date of issue of the certificates will not offer or sell any certificate to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than they would otherwise be in the absence of the transactions. Neither the transferor nor the underwriters represents that the underwriters will engage in any such transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     This prospectus supplement and the accompanying prospectus, may be used by Fleet Securities, Inc. or another affiliate of the transferor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these transactions, Fleet Securities, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor and the bank by Linda Morris, Esq., Vice President, Secretary and General Counsel, Fleet Credit Card Funding Trust and Executive Vice President, Secretary and General Counsel, Fleet Bank (RI), National Association, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the transferor and the bank. Certain legal matters, including matters related to Delaware law, will be passed upon for the transferor by Richards, Layton & Finger, P.A. In addition, certain legal matters, including matters related to Rhode Island law, will be passed upon for the transferor by Edwards & Angell, Boston, Massachusetts. Certain legal matters relating to the federal tax consequences of such issuance will be passed upon for the transferor and the bank by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain matters relating to the issuance of the certificates will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

                            INDEX OF PRINCIPAL TERMS

                      A
accumulation period...............     S-15
Available Investor Principal
  Collections.....................     S-24
Available Reserve Account
  Amount..........................     S-38
                      B
bank..............................     S-9
Base Rate.........................     S-43
business day......................     S-20
                      C
Certificate Owner.................     S-20
Class A Additional Interest.......     S-33
Class A Available Funds...........     S-21
Class A Certificate Rate..........     S-20
Class A Certificateholders........     S-9
Class A Certificates..............     S-9
Class A Expected Final
  Distribution Date...............  S-15, S-23
Class A Floating Percentage.......     S-26
Class A Initial Invested Amount...     S-28
Class A Invested Amount...........     S-28
Class A Investor Amount...........     S-29
Class A Investor Charge-Off.......     S-40
Class A Investor Default Amount...     S-39
Class A Monthly Interest..........     S-22
Class A Monthly Principal.........     S-24
Class A Principal Percentage......     S-27
Class A Required Amount...........     S-29
Class A Servicing Fee.............     S-43
Class A Underwriters..............     S-47
Class B Additional Interest.......     S-34
Class B Available Funds...........     S-22
Class B Certificate Rate..........     S-20
Class B Certificateholders........     S-9
Class B Certificates..............     S-9
Class B Expected Final
  Distribution Date...............  S-15, S-23
Class B Floating Percentage.......     S-26
Class B Initial Invested Amount...     S-28
Class B Invested Amount...........     S-28
Class B Investor Amount...........     S-29
Class B Investor Charge-Off.......     S-40
Class B Investor Default Amount...     S-39
Class B Monthly Interest..........     S-22
Class B Monthly Principal.........     S-24
Class B Principal Percentage......     S-28
Class B Required Amount...........     S-30
Class B Servicing Fee.............     S-43
Class B Underwriters..............     S-48
Collateral Additional Interest....     S-35
Collateral Available Funds........     S-22
Collateral Default Amount.........  S-29, S-39
Collateral Expected Final
  Distribution Date...............     S-24
Collateral Floating Percentage....     S-26
Collateral Initial Invested
  Amount..........................     S-29
Collateral Interest...............     S-9
Collateral Interest Holder........     S-9
Collateral Invested Amount........     S-29
Collateral Minimum Interest
  Rate............................     S-23
Collateral Minimum Monthly
  Interest........................     S-22
Collateral Monthly Principal......     S-24
Collateral Principal Percentage...     S-28
Controlled Accumulation Amount....     S-24
Controlled Deposit Amount.........     S-25
                      D
Deficit Controlled Accumulation
  Amount..........................     S-25
definitive certificate............     S-20
Designated Maturity...............     S-21
distribution dates................     S-20
                      E
Excess Finance Charges............     S-23
Excess Spread.....................     S-34
                      F
FCCF..............................     S-9
Fleet.............................     S-9
Fleet Credit Card Portfolio.......     S-10
Floating Allocation Percentage....     S-26
FSMA..............................     S-48
                      G
Group One.........................     S-39
                      I
Initial Invested Amount...........  S-18, S-29
interest period...................     S-20
Invested Amount...................     S-29
Investor Amount...................     S-29
Investor Default Amount...........     S-39
                      L
LIBOR.............................     S-21
LIBOR determination date..........     S-20

                      M
Master Pooling and Servicing
  Agreement.......................     S-9
monthly period....................     S-20
Monthly Servicing Fee.............     S-43
                      N
Net Portfolio Yield...............     S-42
                      P
paired series.....................     S-38
Pay Out Event.....................     S-41
Percentage Allocation.............     S-32
Pooling and Servicing Agreement...     S-10
Principal Allocation Percentage...     S-27
principal funding account.........     S-36
principal funding account
  investment proceeds.............     S-37
                      R
rapid amortization period.........     S-16
Reallocated Principal
  Collections.....................     S-30
Receivables Purchase Agreement....     S-9
record date.......................     S-20
Reference Banks...................     S-21
Regulations.......................     S-48
Required Reserve Account Amount...     S-37
reserve account...................     S-37
reserve account funding date......     S-37
                      S
Series 2002-C.....................     S-10
Series 2002-C Certificates........     S-9
Series 2002-C Holders.............     S-9
Series 2002-C Interests...........     S-9
Series 2002-C Termination Date....     S-19
Series Investor Amount............     S-29
Series Percentage.................     S-18
servicer..........................     S-9
Shared Principal Collections......     S-39
substitution date.................     S-9
                      T
Telerate Page 3750................     S-21
transferor........................     S-9
Transferor Amount.................     S-19
transferors' interest.............     S-19
trust.............................     S-9

                                                                         ANNEX I

                              OTHER SERIES ISSUED

     The certificates will be the thirty-second series to be issued by the trust. The table below sets forth the principal characteristics of the fifteen other series heretofore issued by the trust and outstanding as of October 31, 2002. The series outstanding as of October 31, 2002 were the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-D Certificates, the Series 1999-B Certificates, the Series 1999-C Certificates, the Series 1999-D Certificates, the Series 2000-A Certificates, the Series 2000-B Certificates, the Series 2000-C Certificates, the Series 2000-D Certificates, the Series 2001-A Certificates, the Series 2001-B Certificates, the Series 2001-C Certificates, the Series 2002-A Certificates and Series 2002-B Certificates. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related series supplements.

SERIES 1996-A
Initial Invested Amount..............................    $400,000,000
Initial Pre-Funded Amount............................    $100,000,000
Investor Amount as of October 31, 2002...............    $500,000,000
Class A-1 Certificate Rate...........................    6.0% per annum
Class A-2 Certificate Rate...........................    One Month LIBOR plus 0.23% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.35% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $43,750,000
Series Servicing Fee Rate............................    2% per annum
Series 1996-A Termination Date.......................    November 2005 Distribution Date
Series Issuance Date.................................    January 18, 1996

SERIES 1996-B
Initial Invested Amount..............................    $750,000,000
Investor Amount as of October 31, 2002...............    $750,000,000
Class A Certificate Rate.............................    Three Month LIBOR plus 0.230% per annum
Class B Certificate Rate.............................    Three Month LIBOR plus 0.375% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $75,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1996-B Termination Date.......................    January 2007 Distribution Date
Series Issuance Date.................................    March 26, 1996

SERIES 1996-D
Initial Invested Amount..............................    $575,000,000
Initial Pre-Funded Amount............................    $125,000,000
Investor Amount as of October 31, 2002...............    $700,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.15% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.30% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $70,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1996-D Termination Date.......................    June 2005 Distribution Date
Series Issuance Date.................................    June 18, 1996


SERIES 1999-B
Initial Invested Amount..............................    $500,000,000
Investor Amount as of October 31, 2002...............    $500,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.20% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.39% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 2.00% per annum
Initial Enhancement Amount...........................    $55,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1999-B Termination Date.......................    January 2007 Distribution Date
Series Issuance Date.................................    July 22, 1999

SERIES 1999-C
Initial Invested Amount..............................    $300,000,000
Investor Amount as of October 31, 2002...............    $300,000,000
Class A Certificate Rate.............................    6.90% per annum
Class B Certificate Rate.............................    7.20% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR
                                                           plus 2.00% per annum
Initial Enhancement Amount...........................    $27,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1999-C Termination Date.......................    April 2007 Distribution Date
Series Issuance Date.................................    November 3, 1999

SERIES 1999-D
Initial Invested Amount..............................    $600,000,000
Investor Amount as of October 31, 2002...............    $600,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.22% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.50% per annum
Collateral Minimum Interest Rate.....................    Not to exceed 9.5% per annum
Initial Enhancement Amount...........................    $66,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1999-D Termination Date.......................    April 2007 Distribution Date
Series Issuance Date.................................    November 3, 1999

SERIES 2000-A
Initial Invested Amount..............................    $750,000,000
Investor Amount as of October 31, 2002...............    $750,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.13% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.33% per annum
Collateral Minimum Interest Rate.....................    Not to exceed 9.5% per annum
Initial Enhancement Amount...........................    $82,500,000
Series Servicing Fee Rate............................    2% per annum
Series 2000-A Termination Date.......................    July 2005 Distribution Date
Series Issuance Date.................................    February 2, 2000


SERIES 2000-B
Initial Invested Amount..............................    $650,000,000
Investor Amount as of October 31, 2002...............    $650,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.11% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.31% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $71,500,000
Series Servicing Fee Rate............................    2% per annum
Series 2000-B Termination Date.......................    September 2005 Distribution Date
Series Issuance Date.................................    April 4, 2000

SERIES 2000-C
Initial Invested Amount..............................    $650,000,000
Investor Amount as of October 31, 2002...............    $650,000,000
Class A Certificate Rate.............................    7.02% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.39% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $71,500,000
Series Servicing Fee Rate............................    2% per annum
Series 2000-C Termination Date.......................    February 2008 Distribution Date
Series Issuance Date.................................    August 25, 2000

SERIES 2000-D
Initial Invested Amount..............................    $900,000,000
Investor Amount as of October 31, 2002...............    $900,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.14% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.38% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $99,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2000-D Termination Date.......................    May 2008 Distribution Date
Series Issuance Date.................................    November 15, 2000
SERIES 2001-A
Initial Invested Amount..............................    $950,000,000
Investor Amount as of October 31, 2002...............    $950,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.15% per annum
Class B Certificate Rate.............................    No higher than One Month LIBOR plus 0.50%
                                                           per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $99,750,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-A Termination Date.......................    August 2008 Distribution Date
Series Issuance Date.................................    February 23, 2001


SERIES 2001-B
Initial Invested Amount..............................    $800,000,000
Investor Amount as of October 31, 2002...............    $800,000,000
Class A Certificate Rate.............................    5.60% per annum
Class B Certificate Rate.............................    5.90% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $68,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-B Termination Date.......................    December 2008 Distribution Date
Series Issuance Date.................................    June 27, 2001

SERIES 2001-C
Initial Invested Amount..............................    $800,000,000
Investor Amount as of October 31, 2002...............    $800,000,000
Class A Certificate Rate.............................    3.86% per annum
Class B Certificate Rate.............................    4.19% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $68,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-C Termination Date.......................    March 2007 Distribution Date
Series Issuance Date.................................    October 23, 2001

SERIES 2002-A
Initial Invested Amount..............................    $800,000,000
Investor Amount as of October 31, 2002...............    $800,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.05% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.34% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $84,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2002-A Termination Date.......................    October 2007 Distribution Date
Series Issuance Date.................................    May 8, 2002

SERIES 2002-B
Initial Invested Amount..............................    $750,000,000
Investor Amount as of October 31, 2002...............    $750,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.14% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.44% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $78,750,000
Series Servicing Fee Rate............................    2% per annum
Series 2002-B Termination Date.......................    April 2010 Distribution Date
Series Issuance Date.................................    October 31, 2002

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                            CONVEYED TO THE TRUSTEE

                                                           NUMBER OF     RECEIVABLES
ASSIGNMENT        DATE OF                                 ADDITIONAL    IN ADDITIONAL
  NUMBER          ADDITION        RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   ------------------   ---------------------   -----------   --------------
     1       May 16, 1994         March 31, 1994            276,371     $  367,091,261
     2       July 1, 1994         May 31, 1994              157,629     $  202,859,562
     3       August 17, 1994      July 31, 1994             226,342     $  351,961,171
     4       September 23, 1994   August 31, 1994           192,815     $  299,924,106
     5       November 18, 1994    October 31, 1994          332,866     $  406,625,727
     6       January 6, 1995      November 30, 1994         217,320     $  316,458,944
     7       March 15, 1995       February 28, 1995         291,057     $  348,693,399
     8       April 18, 1995       March 31, 1995            143,714     $  168,739,171
     9       May 23, 1995         April 30, 1995             98,330     $  137,485,579
    10       July 18, 1995        June 30, 1995             322,271     $  432,984,240
    11       August 15, 1995      July 31, 1995             126,338     $  188,302,827
    12       August 31, 1995      August 11, 1995            67,968     $   94,548,321
    13       November 21, 1995    October 25, 1995          285,122     $  491,863,655
    14       December 15, 1995    November 26, 1995         265,376     $  369,389,253
    15       January 18, 1996     December 26, 1995         182,985     $  330,263,251
    16       February 19, 1996    January 31, 1996          269,467     $  560,543,656
    17       March 26, 1996       February 29, 1996         150,460     $  330,531,723
    18       May 1, 1996          March 31, 1996             68,056     $  251,797,517
    19       May 13, 1996         March 31, 1996            219,150     $  499,241,938
    20       June 18, 1996        April 30, 1996            244,770     $  636,632,670
    21       June 30, 1996        May 31, 1996               73,771     $  200,155,226
    22       September 1, 1996    July 31, 1996             217,130     $  640,152,919
    23       November 1, 1996     September 30, 1996        151,051     $  500,113,079
    24       November 1, 1996     September 30, 1996         30,631     $  100,564,456
    25       November 15, 1996    October 31, 1996          100,603     $  250,370,356
    26       January 17, 1997     December 31, 1996         118,232     $  368,278,729
    27       February 14, 1997    January 31, 1997          111,777     $  307,635,708
    28       March 14, 1997       February 28, 1997         169,598     $  400,826,266
    29       April 18, 1997       March 31, 1997            204,546     $  450,500,767
    30       May 14, 1997         April 30, 1997            155,299     $  450,053,037
    31       June 13, 1997        May 31, 1997              148,940     $  241,091,790
    32       June 29, 1997        May 31, 1997                5,757     $   10,065,454
    33       September 12, 1997   August 31, 1997           250,570     $  499,607,860
    34       September 30, 1997   August 31, 1997           218,401     $  301,830,170
    35       November 14, 1997    October 31, 1997          167,351     $  322,443,973
    36       December 12, 1997    November 30, 1997         228,234     $  203,845,007
    37       January 30, 1998     December 31, 1997         492,821     $  729,961,299
    38       February 13, 1998    January 31, 1998          246,990     $  363,909,199
    39       April 14, 1998       March 31, 1998            227,285     $  907,447,235
    40       May 14, 1998         April 30, 1998            249,490     $  602,772,032
    41       July 1, 1998         May 31, 1998              284,855     $  582,539,789

                                                           NUMBER OF     RECEIVABLES
ASSIGNMENT        DATE OF                                 ADDITIONAL    IN ADDITIONAL
  NUMBER          ADDITION        RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   ------------------   ---------------------   -----------   --------------
    42       September 1, 1998    July 31, 1998             209,559     $  500,442,550
    43       October 1, 1998      August 31, 1998           126,098     $  364,789,653
    44       November 13, 1998    October 31, 1998          276,577     $  648,197,959
    45       December 14, 1998    November 30, 1998          65,326     $  166,800,025
    46       December 31, 1998    November 30, 1998          79,855     $  210,815,757
    47       January 28, 1999     December 31, 1998          77,427     $  197,913,305
    48       January 31, 1999     December 31, 1998         312,662     $  704,718,352
    49       February 16, 1999    January 31, 1999          189,409     $  393,818,299
    50       March 10, 1999       January 31, 1999          145,162     $  248,815,264
    51       March 24, 1999       February 28, 1999         152,894     $  206,886,377
    52       April 14, 1999       March 31, 1999             56,776     $  105,666,192
    53       April 16, 1999       March 31, 1999            124,643     $  304,064,904
    54       May 14, 1999         April 30, 1999             95,437     $  123,248,542
    55       June 1, 1999         April 30, 1999            400,682     $  925,598,651
    56       July 19, 1999        May 31, 1999               89,208     $  118,401,838
    57       July 23, 1999        June 30, 1999             182,395     $  332,801,715
    58       September 21, 1999   August 31, 1999           399,265     $  920,892,601
    59       October 15, 1999     September 30, 1999        147,493     $  300,519,356
    60       January 17, 2000     December 31, 1999         495,186     $1,345,216,825
    61       April 17, 2000       March 31, 2000            203,644     $  586,536,013
    62       June 22, 2000        May 31, 2000               58,635     $  184,408,447
    63       July 7, 2000         May 31, 2000              219,294     $  675,770,391
    64       August 14, 2000      July 31, 2000             241,291     $  685,961,799
    65       November 1, 2000     September 30, 2000        196,306     $  631,241,897
    66       November 16, 2000    October 31, 2000          128,811     $  401,480,403
    67       March 9, 2001        January 31, 2001          108,228     $  328,911,152
    68       April 13, 2001       February 28, 2001         132,424     $  360,469,883
    69       June 1, 2001         April 30, 2001            271,087     $  728,787,323
    70       August 7, 2001       June 30, 2001             192,146     $  552,660,620
    71       October 1, 2001      August 31, 2001           411,688     $1,233,299,682
    72       November 9, 2001     October 31, 2001           40,953     $   97,718,518
    73       February 12, 2002    December 31, 2001         402,113     $1,043,635,310
    74       May 8, 2002          March 31, 2002            433,991     $1,231,750,794
    75       August 1, 2002       June 30, 2002             265,337     $  624,157,756
    76       October 31, 2002     September 30, 2002        337,429     $  890,012,528
    77       November 26, 2002    October 31, 2002          297,963     $  861,795,534

------------
(1) The amounts shown are as of the relevant Cut-Off Date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                                  [FLEET LOGO]

                        FLEET CREDIT CARD FUNDING TRUST
                                   TRANSFEROR

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                    SERVICER

                                 SERIES 2002-C

                                  $637,500,000
                    CLASS A 2.75% ASSET-BACKED CERTIFICATES

                                  $45,000,000
                CLASS B FLOATING RATE ASSET-BACKED CERTIFICATES
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                    Underwriters of the Class A Certificates
LEHMAN BROTHERS
          CREDIT SUISSE FIRST BOSTON
                     FLEET SECURITIES, INC.
                               JPMORGAN
                                         MERRILL LYNCH & CO.
                                                SALOMON SMITH BARNEY

                    Underwriters of the Class B Certificates
LEHMAN BROTHERS                                       CREDIT SUISSE FIRST BOSTON

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    We are not offering the Series 2002-C certificates in any state where the offer is not permitted.

    The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that the information in this prospectus supplement and the accompanying prospectus is correct as of any date after the dates on their covers. We note that if any material change occurs while this prospectus supplement and the accompanying prospectus are required by law to be delivered, we will update the relevant information in this prospectus supplement and the accompanying prospectus to incorporate the material change.

    Until February 17, 2003 all dealers that effect transactions in the Class A certificates or the Class B certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------